Exhibit 10.19

                           FIRST AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                                (Revolving Loan)

      This First Amended and Restated Loan and Security Agreement (as amended, modified or restated from time to time, this "Agreement"), is made as of October 9, 2000 (the "Effective Date"), among: (i) American National Bank and Trust Company of Chicago, a national banking association with its principal place of business at 120 South LaSalle Street, Chicago, Illinois 60603 (together with its successors and assigns, the "Lender"); (ii) Leapnet, Inc., a Delaware corporation ("Parent"); and (iii) each of Parent's subsidiaries, which are:
Leapnet I, Inc., a Delaware corporation, The Leap Partnership, Inc., an Illinois corporation, Planet Leap, Inc., a Delaware corporation, Quantum Leap Communications, Inc., a Delaware corporation, Bar TV, Inc., a Delaware corporation, Tadpole Productions, Inc., an Illinois corporation, Lilypad Services, Inc., an Illinois corporation, YAR Communications, Inc., a Delaware corporation, Eagle Technology Partners, Inc., a Delaware corporation and Leap Global Communications, Inc., a Delaware corporation (collectively the "Subsidiaries" and each individually a "Subsidiary"). In this Agreement, Parent and the Subsidiaries sometimes will be referred to collectively as the "Borrowers" and individually as a "Borrower").

                                 R E C I T A L S

      A. Borrowers have requested Lender to maintain an existing revolving credit facility for Borrowers, which will authorize Borrowers to draw up to Eighteen Million Dollars ($18,000,000.00) in principal (the "Revolving Loan" or the "Loan").


      B. Certain of the Borrowers and Lenders previously entered into the following agreements (collectively, the "Prior Agreements"): (i) those certain Continuing Pledge Agreements dated February 24, 1999, and June 25, 1999, executed copies of which (without exhibits) are set forth on attached Exhibits "A-1" and "A-2" to this Agreement (the "Prior Pledge Agreements"); (ii) that certain Cross Collaterization and Cross Default Agreement dated November 10, 1999, an executed copy of which (without exhibits) is set forth on attached Exhibit "B" to this Agreement (the "Prior Cross Default Agreement"); (iii) that certain Agreement Containing Financial Covenants dated February 24, 1999, an executed copy of which (without exhibits) is set forth on attached Exhibit "C" to this Agreement (the "Covenant Agreement"); (iv) that certain Security Agreement (General) dated June 25, 1999, an executed copy of which (without exhibits) is set forth on attached Exhibit "D" to this Agreement (the "Prior Security Agreement"); and (v) that certain Promissory Note (Secured) dated November 10, 1999 in the principal amount of $15,000,000.00, an executed copy of which (without exhibits) is set forth on attached Exhibit "E" to this Agreement (the "Prior Note").


      C. This Agreement will replace the Covenant Agreement and Prior Security Agreement in their entirety. Moreover, the parties desire to enter into: (i) the "Pledge Agreement" (as defined in Section 3.1 below) to replace the Prior Pledge Agreements; (ii) the "Cross Default Agreement" (as defined in Section 3.1 below) to replace the Prior Cross Default Agreement; and (iii) the "Note" (as defined in Section 2.3 below) to replace the Prior Note.


      D. The Cross Default Agreement covers certain rights and obligations of Lender, Parent and Parent's Subsidiary Quantum Leap Communications, Inc. under that certain Amended and Restated Installment Note (Secured) in the principal amount of $3,880,000.00 dated April 26, 2000 (the "Mortgage Note"). The Mortgage
Note is subject to that certain Mortgage, as amended from time to time which was recorded on July 16, 1999 in the Recorder's Office of Cook County, Illinois as Document No. 99681887, concerning the real property legally described therein, as said Mortgage has been modified by those certain first, second and third Modification Agreements between Quantum Leap Communications, Inc. and Lender, the first two of which were dated October 4, 1999 and the third of which was dated April 26, 2000 (collectively the "Mortgage"). All assignments of rents and leases, minutes, certificates, indemnifications, agreements, instruments and other documents executed and delivered prior to, as of or subsequent to the Effective Date, as amended, restated or replaced from time to time, by Parent, Quantum Leap Communications, Inc. and/or any other Borrower in connection with the Mortgage, Mortgage Note or the Indebtedness evidenced thereby, will be referred to collectively in this Agreement as the "Related Agreements".


      E. Borrowers now have requested Lender to reduce the interest rate pertaining on the $15,000,000.00 revolving credit facility established under the Prior Note, and to make other accommodations to Borrowers, including but not limited to allowing additional Subsidiaries of Parent who are not parties to the Prior Note or Prior Security Agreement to become "Borrowers" under this Agreement. Lender was willing to do so upon the terms and conditions set forth below.

                                  C L A U S E S

      In consideration of the preceding, the representations, warranties, rights, covenants and obligations set forth below, and any loans, advances or extensions of credit which Lender previously, currently or subsequently makes for the benefit of any Borrower, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Defined Terms Generally. As used in this Agreement, the terms defined in Sections 1.2 through 1.56 below, or defined in other Sections of this Agreement, have the meanings specified in such Sections, unless the context of this Agreement specifically requires otherwise. Defined terms in this Agreement include the singular number in the plural and the plural number in the singular, as appropriate.

      1.2 Account(s). The term "Account(s)" means: (i) all present and future rights to payment for goods sold or leased or services rendered, whether or not earned by performance, including without limitation rights evidenced by a note, contract, security agreement, "Chattel Paper" (as defined below in this Article
1) or other evidence of indebtedness or security or a credit card, charge card or other credit arrangement; (ii) all "accounts" as defined in Section 9-106 of the "UCC" (as defined below in this Article 1); (iii) all security pledged, assigned, hypothecated, granted or held to secure any of the preceding; (vi) all rights in, to and under all purchase orders or receipts for goods or services, which Borrowers now own or subsequently acquire; (v) all rights to any goods represented by any of the preceding (including all unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (vi) all guarantees, endorsements and indemnifications on, of or concerning the preceding; (vii) all powers of attorney for the execution of any evidence of indebtedness or security or other writing connected with the preceding; (viii) all financing statement filings and/or other statements and the registration of other instruments or amendments of such instruments that are connected with the preceding; (ix) all books, records, ledger cards and invoices related to the preceding; (x) all credit information, reports and memoranda related to the preceding; and (xii) all other writings which in any way relate to the preceding.

      1.3 Account Debtor. The term "Account Debtor" means any "Person" (as defined below in this Article 1) who is or who may become obligated to Borrowers under, with respect to, or on account of an Account.

      1.4 Advance. The term "Advance" means any loan or credit Lender makes to Borrowers under this Agreement.

      1.5 Affiliate. The term "Affiliate" of Borrowers means each other and each of the following: (i) any other Person that, in Lender's judgment, directly or indirectly controls is controlled by, or is under direct or indirect common control with either Borrower; (ii) any and all Persons from whom, in the Lender's judgment, Borrowers have not or are not likely to exhibit independence of decision or action; and (iii) any other Person that is or becomes a general partner, limited partner, member, joint venturer or trustee of either Borrower. For purposes of this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the applicable Person, whether through ownership of voting securities or interests, by contract, trust or otherwise, or the direct or indirect legal or beneficial ownership of five percent (5%) or more of any class of equity securities of the applicable Person. Each general partner or joint venturer of a Person which is a partnership or a joint venture, and each manager of Person which is a limited liability company, will be deemed to have control of such Person.

      1.6 Agreement. The term "Agreement" means this Agreement, and all Schedules and Exhibits to this Agreement, as modified, supplemented, amended or restated from time to time.

      1.7 Authorized Representative. The term "Authorized Representative" means solely those individuals identified on attached and incorporated Schedule 1.7 to this Agreement, as having the authority to request an Advance under the Revolving Loan on behalf of Borrowers. Borrowers may change the individual(s) designated as Authorized Representative(s) by delivering a written certificate to Lender, making such change, together with a new Schedule 1.7, which is executed by Parent's chief executive officer or president, as the case may be. Any such subsequent Schedule 1.7 identifying new Authorized Representative(s) will be effective only after Lender's actual receipt of the same.


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      1.8 Bankruptcy Code. The term "Bankruptcy Code" means Title 11 of the
United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

      1.9 Borrowing Capacity. The term "Borrowing Capacity" for the Revolving Loan means, at the time of computation, the lesser of $18,000,000.00, or the then existing "Collateral Availability" (as defined below in this Article 1) reduced by: (i) the amount of all Advances Lender makes to Borrowers under the Revolving Loan which are then outstanding and not repaid; and (ii) the face amount of all letters of credit (each, an L/C") and the amount of all other credits or indulgences Lender, in its sole discretion, grants to Borrowers under the Revolving Loan from time to time, if any.

      1.10 Business Day. The term "Business Day" means any day excluding Saturday, Sunday and any day which, in Chicago, Illinois, constitutes a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close.

      1.11 Capital Expenditures. The term "Capital Expenditures" means, with respect to any Person, all expenditures (whether by the payment of cash or the incurrence of "Indebtedness" (as defined below in this Article 1) by such Person during any measuring period, for any fixed assets or improvements or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year and are required to be capitalized in accordance with "GAAP" (as defined below in this Article 1), including, but not limited to, "Capitalized Lease Obligations" (as defined below in this Article 1).

      1.12 Capitalized Lease Definitions. The term "Capitalized Lease" means each of the following: (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheets of Borrowers; and (ii) any other lease, to the extent that the then present value of the minimum rental commitment under such lease should be capitalized on a balance sheet of the lessee in accordance with GAAP. The term "Capitalized Lease Obligations" means all obligations of Borrowers under or concerning any Capitalized Leases which are required in accordance with GAAP to be recorded on the Borrowers' balance sheets.

      1.13 Cash Equivalents. The term "Cash Equivalents" means each of the following: (i) all securities either issued or directly and fully guaranteed or insured by the United States of America or any of its agencies or instrumentalities (provided that the United States of America has pledged its full faith and credit in support of such securities), which have maturities of not more than ninety (90) days from the date of acquisition; and (ii) all time deposits and certificates of deposit with maturities of not more than ninety
(90) days from the date of acquisition, of any domestic commercial bank of recognized standing, which bank has capital and surplus in excess of $100,000,000.

      1.14 Charges. The term "Charges" means all national, federal, state, county, parish, city, municipal or other "Governmental Authority" (as defined below in this Article 1), taxes, levies, assessments, charges, liens, claims, fees or encumbrances (including but not limited to those imposed by the "PBGC", as defined below in this Article 1) upon or related to: (i) the "Collateral" (as defined below in this Article 1); (ii) the ownership or use of any of Borrowers' assets, whether fixed, personal or intangible; (iii) any of Borrowers' employees, payroll, income or gross receipts; (iv) the "Obligations" (as defined below in this Article 1); or (v) any other aspect of Borrowers' respective businesses.

      1.15 Chattel Paper. The term "Chattel Paper" has the meaning set forth in
Section 9-105 of the UCC.

      1.16 Code. The term "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all successor or replacement statutes.

      1.17 Collateral Definitions.

            (a) The term "Collateral" means all the property and interests in property of Borrowers described in Article 4 below, whether now existing or subsequently acquired, all other property and interests in property which from time to time secure any part of the Obligations, and all proceeds which any of the preceding may generate and/or accessions, additions, substitutions, replacements or products of or to any or all of the preceding.

            (b) The term "Collateral Availability" means, at any particular time and from time to time, a maximum of the sum of: (i) 100% of the principal amount of any Certificates of Deposit contained in the "Pledged


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Account" (as defined below in this Article 1) subject to the Pledge Agreement;
(ii) 100% of any of the principal amount of any Eurodollar Time Deposits with terms of more than 14 days that are contained in the Pledged Account; and (iii) 90% of the principal amount of any U.S. Treasury Bonds and/or Municipal or Corporate Bonds rated BBA, BAA or better, contained in the Pledged Account.

            (c) The term "Collateral Records" means all books, records, computer software, computer printouts, electronically stored data, magnetically stored data, data stored on compact, zip or floppy disks, information or data retrievable by computer or through or on any media now or subsequently existing which relate to any Collateral, and/or any customer lists, blueprints, technical specifications, manuals and other proprietary materials of Borrowers.

      1.18 Commitment Definitions. The term "Commitment" means the aggregate principal Dollar amount of Lender's total commitment to make disbursements of principal to Borrowers under the Loan, in any form (whether pursuant to issuance of an L/C or otherwise), which amount shall not at any time exceed, in the aggregate, Eighteen Million Dollars ($18,000,000.00). The term "Commitment Termination Date" for the Loan means the earliest of: (i) the Loan's scheduled "Maturity Date" (as defined below in this Article 1); or (ii) the date Lender's obligations to make Advances and/or incur L/C obligations or permit the Loan to remain outstanding under this Agreement terminates as provided in Article 8 below.

      1.19 Contingent Obligation. The term "Contingent Obligation" of any Person means any obligation of such Person which guarantees or is intended to guarantee any Indebtedness, leases, dividends, distributions or other payment or performance obligations (collectively "Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation any obligation of such Person, whether or not contingent: (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds to such Primary Obligor or the Person to whom the Primary Obligor owes such Primary Obligation either (A) to purchase or to pay any such Primary Obligation or (B) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the Person to whom any such Primary Obligation is owed of the ability of the Primary Obligor to make payment of such Primary Obligation; or (iv) otherwise to assure or hold harmless the Person to whom such Primary Obligation is owed against any loss associated with such Primary Obligation. However, the term "Contingent Obligation" (as defined in this Agreement) does not include endorsements of instruments for deposit or collection in the ordinary course of business. For purposes of this Agreement, the amount of any Contingent Obligation will be that amount which is equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect of such Primary Obligation (assuming such Person is required to perform thereunder), as determined by Lender. The Person with such Contingent Obligation will provide Lender, on demand, with all information, documents and instruments Lender requests in connection with the determination of the amount of such Contingent Obligation.

      1.20 Copyright Definitions. The term "Copyrights" means each of the following, whether now owned or subsequently acquired by Borrowers: (i) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof and all associated applications in connection with such registrations, whether in the United States Copyright Office or any similar office or agency of the United States or any other Governmental Authority; and (ii) all reissues, extensions or renewals thereof, and all derivative works (as that term is understood in United States Copyright law) predicated thereon. The term "Copyright Security Agreements" means any agreements necessary under United States or any other Governmental Authority law to secure any interest in or to evidence or perfect any security interest in the Copyright of a Person, including the associated filing of such instrument with the United States Copyright Office or any similar office or agency of any other Governmental Authority.

      1.21 Default Event. The term "Default Event" means any event, act or condition which with notice or lapse of time, or both, would constitute a "Default Event" under Article 8 below, or otherwise would constitute a default by Borrowers under any agreement with Lender, whether contractually, at law, in equity or otherwise.

      1.22 Deposit Accounts. The term "Deposit Accounts" means those accounts which constitute "deposit accounts" as defined in Section 9-105(e) of the UCC, and any other deposit or securities accounts, together with any funds, instruments or other items credited to any such accounts from time-to-time, and all interest or other income which accrues in respect of any such accounts.

      1.23 Disbursement Date. The term "Disbursement Date" means each date upon which Lender disburses


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funds to Borrowers under the Revolving Loan.

      1.24 Documents. The term "Documents" means all "documents" as defined in
Section 9-105(f) of the UCC, including but not limited to all bills-of-lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document, instrument or writing which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of such document and the goods or rights it covers.

      1.25 Dollars. The terms "Dollars" and "$" means the lawful currency of the United States of America.

      1.26 Environmental Law Definitions.

            (a) The term "Environmental Affiliate" of a Person means any other Person whose liability for any "Environmental Claim" (as defined below in this Section) such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), whether contractually, by operation of law or equity, or otherwise.

            (b) The term "Environmental Approvals" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable "Environmental Laws" (as defined below in this Section).

            (c) The term "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) delivered to such Person by any other Person, alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from: (i) the presence or release into the environment of any "Material of Environmental Concern" (as defined below in this Section), at any location, whether or not owned by the Person subject to such claim; or (ii) circumstances, facts or events, which individually, collectively, or with notice, lapse of time or both, currently form or in the future could form the basis of any violation or alleged violation of any Environmental Law.

            (d) The term "Environmental Laws" means all federal, state, provincial, local and foreign laws, rules, decisions and regulations of any Governmental Authority, which relate to pollution, protection of human health or protection of the environment (such as but not limited to ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

            (e) The term "Hazardous Substances" means any chemical, solid, liquid, gas or other substance having the characteristics identified in: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. ss.9601(14), as a "hazardous substance"; (ii) the Clean Water Act, 33 U.S.C.A. ss.1321(B)(2)(A), as a "hazardous substance"; (iii) the Clean Water Act, 33 U.S.C.A. ss.ss.1317(a) and 1362(13), as a "toxic pollutant";
(iv) Table 1 of Committee Print Numbered 95-30 of the Committee on Public Works and Transportation of the United States House of Representatives as a "toxic pollutant"; (v) the Clean Air Act, 42 U.S.C.A. ss.7412(a)(1), as an "hazardous air pollutant"; (vi) the Toxic Substances Control Act, 15 U.S.C.A. ss.2606(f), as an "imminently hazardous chemical substance or mixture"; (vii) the Resource, Conservation and Recovery Act, 42 U.S.C.A. ss.ss.6903(5) and 6921, as an "hazardous waste"; or (viii) any other or successor laws as presenting a danger to the public health or welfare, to the environment, or otherwise requiring special handling, collection, storage, treatment, disposal or transportation. The term "Hazardous Substance" also shall include, without limitation: (i) petroleum, crude oil, gasoline, natural gas, liquified natural gas, synthetic fuel, or other petroleum, oil or gas based products and by-products; (ii) nuclear, radioactive or atomic substances, mixtures, wastes, compounds, materials, elements, products or matters; or (iii) any other substance, mixture, waste, compound, material, element, product or matter that presents a danger to the public health or welfare, or the environment, upon its release, use, disposal, processing, storage or transportation.

            (f) The term "Materials of Environmental Concern" means all chemicals, pollutants, contaminants, wastes, cleaning agents, toxic substances and all other Hazardous Substances.

      1.27 Equipment. The term "Equipment" means all items described as equipment in Section 9-109(2) of the UCC and all of Borrowers' now owned and subsequently acquired equipment and fixtures, including without limitation, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, parts and appurtenances thereto,


                                       5
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substitutions therefor and replacements thereof.

      1.28 ERISA Definitions.

            (a) The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or replaced from time to time. Section references to ERISA are to ERISA as in effect on the Effective Date and any subsequent provisions of ERISA which amend, supplement or otherwise substitute for any provision of ERISA existing on the Effective Date.

            (b) The term "ERISA Controlled Group" means a group consisting of any "ERISA Person" (as defined below in this Section) and all members of a controlled group of corporations and/or all partnerships, limited liability companies, associations, trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under applicable regulations of the PBGC.

            (c) The term "ERISA Person" has the meaning set forth in Section 3(9) of ERISA for the term "person."

            (d) The term "Multiemployer Plan" means a "Plan" (as defined below in this Section) which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

            (e) The term "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor or replacement pension guaranty entity.

            (f) The term "Plan" means any employee benefit plan covered by Title IV of ERISA, the funding requirements of which: (i) were the responsibility of Borrowers, a Subsidiary or a member of their ERISA Controlled Groups at any time within the five (5) years immediately preceding the Effective Date; (ii) are currently the responsibility of Borrowers, a Subsidiary or a member of their ERISA Controlled Group; or (iii) become the responsibility of Borrowers, a Subsidiary or a member of their ERISA Controlled Group subsequent to the Effective Date, including any such plans which have been or which subsequently are terminated for any reason.

            (g) The term "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), and shall mean the occurrence of any of the events described in Sections 4063(a) or 4068(f) of ERISA.

            (h) The term "Termination Event" means each of the following: (i) a Reportable Event; (ii) the initiation of any action by Borrowers, a Subsidiary, any member of their ERISA Controlled Groups or any ERISA Plan fiduciary to terminate a Plan or the treatment of an amendment to a Plan as a termination under ERISA; or (iii) the PBGC's institution of proceedings under Section 4042 of ERISA to terminate a Plan or to appoint a trustee to administer any Plan.

            (i) The term "Unfunded Benefit Liabilities" means, with respect to any Plan at any time, the amount (if any) by which: (i) the present value of all benefit liabilities, as defined in Section 4001(a) (16) of ERISA, under such Plan; exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

      1.29 Federal Reserve Board. The term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time, or any successor thereto.

      1.30 Fiscal Quarter and Year. The term "Fiscal Quarter" means quarterly periods consisting of three (3) consecutive months each, ending on March 31, June 30, September 30 and December 31 of a Fiscal Year, and the term "Fiscal Year" means each twelve (12) month period commencing on a January 1 of a calendar year and continuing until December 31 of such calendar year.

      1.31 Fixtures. The term "Fixtures" means any fixtures as defined in the UCC, whether now owned or subsequently acquired by Borrowers.

      1.32 GAAP. The term "GAAP" means United States generally accepted accounting principles as in effect on


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the Effective Date or thereafter, and consistent with those used in the preparation of Borrowers' and Subsidiaries most recently prepared annual, audited financial statements. Any accounting terms used but not specifically defined in this Agreement have the meanings customarily ascribed to them under GAAP.

      1.33 General Intangibles. The term "General Intangibles" means "general intangibles" as defined in Section 9-106 of the UCC, and all other intangible assets or intellectual or industrial property rights of any type or nature (other than Accounts), whether or not registered, including but not limited to:
(i) all rights to the payment of money and for indemnification; (ii) all common law and registered (as applicable) and now existing or subsequently arising "Trademarks" (as defined below in this Article 1), Copyrights, trade names and "Patents" (as defined below in this Article 1); (iii) all applications and registrations for such Trademarks (excluding, solely, "intent-to-use" registrations and applications), names, Copyrights and Patents; (iv) all good will of the business symbolized by such Trademarks and names; (v) all rights to sue, recover and retain damages for past infringements of said Trademarks, names, Patents or Copyrights; (vi) all applications for reissues of such Patents and all requests for reexamination of such Patents; (vii) all foreign counterpart Patents and applications related to foreign counterparts of such Patents, and all derivative works predicated on any such Copyrights; (viii) all contracts, licenses and franchises; (ix) all federal and local income, property and other tax refunds, concessions and abatements; (x) all proceeds of insurance policies, prepaid expenses, deposits and goodwill; (xi) all reversionary interests in pension and profit sharing plans; (xii) all distributions on "certificated securities" (as defined in Section 8-102(1)(a) of the UCC) and "uncertificated securities" (as defined in Section 8-102(1)(b) of the UCC);
(xiii) all computer programs and other computer software; (xiv) all inventions, know-how, designs, trade secrets, good will, proprietary rights, business records, operational manuals, formulae, blueprints, flow-charts, renderings, customer lists, technology, supplier contracts, sale orders, correspondence, internal memoranda and advertising materials; (xv) all payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, all rights and claims against carriers and shippers, all reversionary, beneficial and residual interests in trusts, and all insurance proceeds covering the lives of key employees of any Borrower if such Borrower is the beneficiary thereof; (xvi) all credits with and other claims against any Person; (xvii) all inchoate rights of any type; and (xviii) any collateral for or guaranty of any of the foregoing, the rights under any such guaranty, and the rights under any security agreement granting a security interest in such collateral.

      1.34 Governmental Authority Definitions. The following terms have the following meanings: (i) the term "United States" means the United States of America, and all geographical territories and subdivisions of the United States of America; (ii) the term "Other Nations" means each country, principality or other independent territory, and each subdivision thereof, which is not a part of the United States; (iii) the term "Supra-National Authority" means the European Union, the United Nations, the World Court, the Commonwealth, the North Atlantic Treaty Organization, the General Agreement on Tariffs and Trade, the North American Free Trade Agreement, the Berne Convention, the Madrid Protocols, the World Intellectual Property Organization and all other multinational authorities or treaties, and all subdivisions and branches thereof, which have or may have from time to time jurisdiction over any of the parties to or any performance under this Agreement or any "Loan Document" (as defined below in this Article 1); and (iv) the term "Governmental Authority" means any subdivision, agency, branch, court, administrative body, legislative body, judicial body, alternative dispute resolution authority or other governmental institution of (A) the United States, (B) any state, municipality, county, parish, subdivision or territory of the United States, (C) all Other Nations,
(D) any state, territory, county, province, municipality, parish or other subdivision of any Other Nations, and (E) all Supra-National Authorities.

      1.35 Indebtedness. The term "Indebtedness" of any Person means, without duplication, each of the following, whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, previously, currently or subsequently owing, due or payable, however evidenced, created, incurred, acquired or owing, and however arising, whether by agreement (written or oral), at law, in equity or otherwise: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services including financing various insurance premiums (other than trade payables on terms of ninety (90) days, legal fees, or unless incurred in the ordinary course of business of such Person); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument; (iii) the principal component of all Capitalized Lease Obligations of such Person; (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn under such letters of credit; (v) all indebtedness of any other Person secured by any "Lien" (as defined below in this Article 1) on any property such Person owns, whether or not such indebtedness has been assumed; (vi) all Contingent Obligations of such Person; and (vii) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements.

      1.36 Insurance Policies. The term "Insurance Policies" means any and all insurance policies which cover any Collateral, Accounts, Chattel Paper, Collateral Records, Documents, General Intangibles, "Inventory" (as defined below in this Article 1) and any accessions, additions, substitutions, replacements, "Proceeds" (as defined below in this Article 1) and products of or to the foregoing.

      1.37 Inventory. The term "Inventory" means "inventory" as defined in
Section 9-109(4) of the UCC, and all other goods, merchandise, products or personal property of any type (whether such goods are in the possession of Borrowers, of a bailee or any other person or entity for sale, lease, storage, transit, processing, use or otherwise, and whether consisting of whole goods, spare parts, components, supplies, materials or consigned, returned or repossessed goods), wherever located, including without limitation all such goods which are held for sale or lease or are to be furnished or which have been furnished under any contract of service or which are raw materials or work in process or materials used or consumed in Borrowers' respective businesses, whether now or subsequently acquired by Borrowers, and all such property the sale or other disposition of which now or subsequently gives rise to Accounts or which is returned to or repossessed or stopped in transit by Borrowers.

      1.38 Lender's Office. The term "Lender's Office" means the office of Lender located at its address set forth in Section 9.3 below, or such other office as Lender subsequently may designate in writing as such to Parent.

      1.39 Lien. The terms "Lien" or "lien" mean any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or interest of any kind or nature, including without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing items and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any Governmental Authority.

      1.40 Loan Documents. The term "Loan Documents" means this Agreement, the "Note" (as defined in below in this Article 1), the Related Agreements, the "Security Documents" (as defined below in this Article 1), the "Pledge Agreement" (as defined in Section 3.1 below), all "Swap Agreements" (as defined below in this Article 1), the "Cross Default Agreements" (as defined in Section
3.1 below) and all other agreements, guaranties, instruments, bond agreements, deeds, deeds of trust, notes, applications and agreements for letters of credit, powers of attorney, pledges, consents, bankers' acceptances, assignments, contracts, leases, account agreements, investment agreements, notices, subordination agreements and trust account agreements and all exhibits, schedules, certificates and other deliverables or written materials related to or associated with the preceding, and all amendments, restatements, modifications and replacements thereof, whether previously, currently or subsequently executed by or on behalf of Borrowers or any other Person for the benefit of Borrowers, if entered into between Lender and either Borrower, or if related to or delivered in connection with the Loan or this Agreement, whether or not delivered to Lender.

      1.41 Margin Stock. The term "Margin Stock" has the meaning ascribed to such term in Regulation U and Regulation G of the Federal Reserve Board, or in any successor regulations or rules to the preceding.

      1.42 Material Adverse Effect. The term "Material Adverse Effect" means:
(i) an adverse claim, result or effect impacting any Borrower or Collateral which involves a liability, cost or loss of business of $1,000,000.00 or more, individually or in the aggregate, which Lender determines is not fully covered by either insurance or adequate, funded indemnification; or (ii) any other material adverse effect upon (A) the Collateral, or (B) the ability of Borrowers to perform, or of Lender to enforce, any of the Obligations; or (iii) the commission by any Borrower of any criminal act under the laws of any Governmental Authority.

      1.43 Maturity Date. The term "Maturity Date" means September 30, 2002.

      1.44 Money. The term "Money" has the meaning set forth in Section 1-201(24) of the UCC.

      1.45 Obligations. The term "Obligations" means all obligations, liabilities and Indebtedness of every nature which Borrowers from time to time owe to Lender under or in connection with this Agreement or any other Loan Document, whether primary, secondary, direct, absolute, contingent, fixed or otherwise, including, without limitation, all interest, charges, expenses, attorneys' fees and such other sums chargeable to Borrowers by Lender under this Agreement or any other Loan Documents, future Advances made to or for the benefit of Borrowers, and obligations of performance (whether arising under this Agreement, any other Loan Documents or previously, currently or subsequently owing, arising, due or payable from Borrowers to Lender), however evidenced, created, incurred, acquired or owing and however arising, whether by agreement (written or oral), at law, in equity or otherwise.

      1.46 Other Subsidiaries. The term "Other Subsidiaries" of a Person means each of the entities (whether corporations, partnerships, limited liability companies or otherwise) in which such Person owns or controls at least 50% of the equity interests.

      1.47 Patent Definitions. The term "Patents" means each of the following in which Borrowers now hold or subsequently acquire any interest: (i) all letters patent issued by the United States Patent Office or any other Governmental Authority, including all registrations and recordings thereof; (ii) all applications for letters patent of the United States or any other Governmental Authority; and (iii) all reissues, continuations, continuations in part, extensions or foreign counterparts thereof. The term "Patent Security Agreements" means any security agreement required to perfect the interest of a secured party in the Patents of another Person, whether or not required by or filed with the United States Patent Office or any other Governmental Authority.

      1.48 Person. The term "Person" means and includes any individual, sole proprietorship, partnership, joint venture, union, unincorporated organization, firm, corporation, limited liability company, cooperative, association, trust or other enterprise or legally recognized entity, any Governmental Authority, and any agency, subdivision, department or instrumentality of any Governmental Authority.

      1.49 Pledged Account. The term "Pledged Account" means the account or accounts which Borrowers must establish and maintain with Banc One, which are subject to the Pledge Agreement, and all replacements thereof.

      1.50 Proceeds. The term "Proceeds" has the meaning set forth in Section 9-306(1) of the UCC.

      1.51 Rate Hedging Obligations. The term "Rate Hedging Obligations" means any and all obligations of Borrowers, whether absolute or contingent and however or whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all of the following (collectively "Swap Agreements"): (i) agreements designed to protect Borrowers from the fluctuations of interest rates, exchange rates or forward rates applicable to Borrowers' assets, liabilities or exchange transactions, including but not limited to all interest rate swap agreements, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, floor or collar agreements, forward rate currency agreements or agreements related to interest options, puts and warrants; and (ii) agreements related to cancellations, buy-backs, reversals, terminations or assignments of any of the preceding.

      1.52 Security Documents. The term "Security Documents" means this Agreement, the Pledge Agreement, the Cross Default Agreement, and all other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment, schedules, assignments, mortgages, chattel mortgages, leases, deeds of trust, guaranties, pledges, notes, powers of attorney, security agreements, Patent Security Agreements, Copyright Security Agreements or "Trademark Security Agreements" (as defined below in this Article
1) and other written matter necessary or requested by Lender to create, evidence and/or perfect and maintain perfected Lender's security interests in any Collateral.

      1.53 Stock. The term "Stock" means all shares, options, interests, participations or other equivalents (however designated) of or in a corporation, partnership, limited liability company, trust, association or other legally recognized entity, whether voting or non-voting, including without limitation common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and/or documents convertible, in whole or in part, into any one or more or all of the preceding.

      1.54 Trademark Definitions. The term "Trademarks" means all the following items which Borrowers now owns or subsequently acquire: (i) all trademarks, trade names, corporate names, business names, brand names, trade styles, trade dress, service marks, logos, other source or business identifiers, commercial symbols, prints and labels on which any of the preceding have appeared, currently appear or appear in the future, designs and general intangibles similar in nature (whether registered or unregistered), including but not limited to all registrations and recordings thereof and all applications in connection therewith, whether before the United States Patent and Trademark Office or in any other Governmental Authority; (ii) all reissues, extensions, or renewals of any of the preceding; and (iii) all goodwill associated with or symbolized by each of the preceding. The term "Trademark Security Agreements" means any agreement required to perfect the security interest of a secured party in the Trademarks of another Person, whether or not filed with the United States Patent and Trademark Office or any other Governmental Authority.

      1.55 Transactions. For purposes of this Agreement, the term "Transactions" means, collectively, each transaction identified in, required by or incident to any Loan Documents.

      1.56 UCC. For purposes of this Agreement, the term "UCC" means the Uniform Commercial Code of the state of Illinois as in effect on the Effective Date, or amended thereafter. All terms contained in this Agreement which are not otherwise defined will, unless the context otherwise indicates, have the meanings ascribed to such terms in the UCC.

                                    ARTICLE 2
                      AMOUNT AND TERMS OF CREDIT FACILITIES

      2.1 Revolving Loan.

            (a) Availability and Mechanics of Requesting Advances. Subject to and upon the terms and conditions set forth in this Agreement, from time to time until the Commitment Termination Date, Lender agrees to make the Revolving Loan available to Borrowers, on a revolving basis, to use for internal working capital needs or other legitimate and duly authorized business needs. Lender will make Advances solely to Parent, who then will allocate the proceeds of any such Advance among the respective Borrowers. Until the Commitment Termination Date, the Authorized Representative may request from Lender, Advances under the Revolving Loan for the preceding purposes, orally or in writing by facsimile, provided that, if requested to do so by Lender, such Authorized Representative shall transmit to Lender by overnight express delivery service, an original version of each such facsimile request and/or a written confirmation of each such oral request. Each such request for an Advance under the Revolving Loan must satisfy each of the following conditions: (i) each Advance request must be in an amount of not less than $100,000.00 or integral multiples of $50,000.00 in excess thereof; (ii) Lender must receive each Advance request on or before 11:00 a.m. Chicago time on a Business Day which occurs at least two (2) Business Days prior to the Commitment Termination Date; and (iii) the amount requested, when aggregated with all other principal then outstanding under the Revolving Loan and the face amount of all L/C's then issued by Lender for the benefit of Borrowers, does not exceed the remaining Borrowing Capacity available under the Revolving Loan as then computed. In no event shall the outstanding principal under the Revolving Loan at any time exceed Eighteen Million Dollars ($18,000,000.00).

            (b) Conclusive Evidence. Each oral Advance request shall conclusively be presumed to be made by an Authorized Representative. Each written request for an Advance shall conclusively be presumed to have been made by the applicable Authorized Representative, so long as purportedly signed by one of the individuals designated as an Authorized Representative on Schedule
1.7. If repaid prior to the Maturity Date, Borrowers may reborrow principal under the Revolving Loan, but solely to the limits and for the purposes set forth previously in this Section 2.1.

            (c) Method of Crediting Loan Advances. Lender shall make all Advances requested by an Authorized Representative, by crediting the proceeds of the applicable Advance under the Revolving Loan, in Dollars, solely to Parent's primary Deposit Account established with Lender. Once Lender credits an Advance to Parent's primary Deposit Account established with Lender, said crediting conclusively shall establish all Borrowers' joint, several and indefeasible obligations to repay such Advance to Lender in full, together with all associated interest, fines and penalties, if any.

            (d) Authorization of Lender to Make Advances Without a Request from an Authorized Representative. In addition to making Advances pursuant to the request of an Authorized Representative as provided above, Borrowers irrevocably authorize Lender to make Advances under and disburse proceeds from the Revolving Loan at any time or from time to time, as Lender deems necessary or expedient, in Lender's sole credit judgment, to pay each of the following: (i) any principal and/or interest which is then accrued and due but not paid under any Related Agreement; (ii) to reimburse Lender directly for any drawings made under any L/C Lender issues on behalf or for the benefit of any Borrower; (iii) after giving Parent 15 days prior, written notice thereof, any amount Lender believes is necessary or appropriate either to protect a Lien of Lender in the Collateral, or the priority of any "Security Interest" (as defined in Section
4.1 below), or to pay, settle, compromise or contest any Lien or claim of a Lien against any Collateral which is not a "Permitted Lien" (as defined in Section
7.3 below); (iv) to pay any charge, cost, fine, interest, penalty or other amount any Borrower may owe to Lender, whether arising under this Agreement, any other Loan Document or any other agreement or account established between any Borrower and Lender (or any of Lender's holding companies, branches, offices or affiliates, when and as the same becomes due; and (v) any costs or expenses (including but not limited to reasonable attorneys' fees and court costs) Lender incurs in connection with any Loan Document or other agreement between Lender and any Borrower or any account established between Lender and any Borrower. By signing this Agreement, Borrowers irrevocably direct and authorize Lender to disburse proceeds under the Revolving Loan to pay the amounts described in subparts (i) through (v) of the preceding sentence and to treat all such disbursements under the Revolving Loan as Advances loaned to Borrowers on a joint and several basis, as if requested in writing by an Authorized Representative, fully evidenced by the Revolving Note. Borrowers specifically direct Lender to rely on the preceding authorization when taking any such action, and specifically acknowledge that no Borrower retains any right whatsoever either to receive notice of or to grant any direction or authorization for Lender to make Advances under the Revolving Loan for the purposes identified in this Section 2.1(d), and that all such Advances immediately upon their disbursement constitute the joint and several "Obligations" of Borrowers under this Agreement, fully secured by all the Collateral. Borrowers specifically agree that Lender has no duty or obligation whatsoever to make any Advances under this Section 2.1(d) and Lender may do so or fail to do so in its sole discretion. Borrowers agree that Lender's failure to make any Advances under this Section to pay any amounts identified above will not constitute a default by Lender under this Agreement or any other Loan Document nor in any way impair any of Lender's rights or remedies, whether arising under this Agreement, any other Loan Document, at law, in equity or otherwise.

            (e) Reductions in Borrowing Capacity. Without duplication, the aggregate Borrowing Capacity shall be reduced as follows: (i) each time Lender makes an Advance to Borrowers under the Revolving Loan; (ii) any reduction in the principal amount of Collateral Availability; and (iii) by the face amount of all L/C's Lender issues on Borrowers' behalf. Each of the preceding events immediately will reduce, on a Dollar for Dollar basis, the principal amount of Borrowing Capacity available to Borrowers.

            (f) Letters of Credit. Borrowers may from time to time, at their option, request Lender to issue a letter or letters of credit in Dollars, in a face amount not to exceed, when aggregated with all principal then outstanding under the Revolving Loan (inclusive of the face amount of all other then issued and outstanding L/C's), the then remaining Borrowing Capacity. Borrowers shall complete Lender's customary application for issuing any L/C and shall provide Lender with any additional information or documentation which Lender, in its discretion, may request. Each L/C shall be subject to such additional terms and conditions as Lender may require from time to time. The face amount of an outstanding L/C shall constitute a disbursement under the Revolving Loan for purposes of determining the available principal balance remaining undisbursed under the Revolving Loan and for purposes of determining the remaining Borrowing Capacity. For each L/C application Borrowers submit to Lender which Lender accepts, Borrowers shall pay a fee for issuing such L/C in an amount equal to one and one-half percent (1.5%) of the face amount of such L/C, per annum. Borrowers shall pay such L/C fee quarterly in advance, in four equal installments, within fifteen (15) days of the date billed by Lender. In no event shall the term of any L/C last for more than one (1) year, unless Lender specifically agrees otherwise, in writing, at the time it issues such L/C. Borrowers irrevocably and unconditionally agree to reimburse Lender, on demand, for each payment or disbursement Lender makes under any L/C Lender issues for the benefit of Borrowers, if Lender honors any demand for payment made by the beneficiary of any such L/C. If Lender is not reimbursed immediately on demand as aforesaid, the unreimbursed amount shall bear interest from the date Lender disbursed such amount under the L/C until and including the date such amount is indefeasibly repaid to Lender in full, at an annual rate equal to the "Default Rate" (as defined below in this Article 2).

            (g) No Obligation. Lender shall have no obligation to make any Advance requested under this Agreement if: (i) this Agreement has been terminated for any reason, or the Maturity Date has occurred; (ii) there exists a Default Event or an event which with notice or lapse of time or both would constitute a Default Event or there is a default under the Mortgage, any other Related Agreement or any other Loan Document; (iii) Borrowers fail at any time to perform or observe, or have at any time violated any provisions of this Agreement or any other agreement now or subsequently existing between Lender, Borrowers and/or any agreement between Borrowers and any Person who is guarantying any Obligations of Borrowers (provided if Borrowers cure any such failure identified in this subpart (iii) to Lender's satisfaction, Lender will thereafter fund Advance requests under this Agreement); (iv) Borrowers fail to comply with all reporting, verification, inspection and other administrative requirements Lender establishes from time to time (provided if Borrowers cure any such failure identified in this subpart (iv) to Lender's satisfaction, Lender will thereafter fund Advance requests under this Agreement); (v) any of the conditions precedent identified in Article 3, representations and warranties identified in Article 5, affirmative covenants identified in Article 6, or negative covenants identified in Article 7 of this Agreement are not satisfied at the time such Advance request is made; or (vi) any of the Collateral is seized, is subject to any Lien other than Permitted Liens, or Borrowers fail to satisfy all of their obligations regarding Collateral or Lender's "Security Interests" (as identified in Article 4 below). If Lender at any time in its sole discretion makes any Advance to Borrowers, and the aggregate Borrowing Capacity is exceeded when such Advance is made, the making of any such Advance will not impair, affect or in any way diminish Lender's absolute discretion in determining whether to make any such Advance in excess of such Borrowing Capacity thereafter.

      2.2 One Loan Secured by All Collateral. All credit facilities and L/C's Lender makes available to Borrowers under this Agreement or the Loan, constitute one (1) loan and one (1) general joint and several Obligation of Borrowers to Lender under this Agreement, and all Obligations at all times constitute one general obligation secured by all the Collateral.

      2.3 Note. Borrowers shall evidence their joint and several Obligations under this Agreement to pay principal, interest and costs due under the Loan, and all other amounts due to Lender under any other Loan Documents, by duly executing that certain First Amended and Restated Secured Promissory Note (as such promissory note may be amended, modified, supplemented or restated from time to time the "Revolving Note" or "Note") in the form set forth on attached and incorporated Exhibit "F" (with blanks appropriately completed in conformity with this Agreement), in the principal amount of $18,000,000.00. The Note replaces and restates, but does not constitute a payment or novation of, the Prior Note. Borrowers shall deliver the duly executed Note to Lender on the Effective Date. Borrowers' repayment under the Note is secured by the Collateral.

      2.4 Interest.

            (a) Loan Rate and Default Rate. The interest which Borrowers will pay to Lender on the outstanding and unpaid principal portion of the Loan existing from time to time and, except as expressly provided otherwise in this Agreement, on all other Obligations, will be computed at a daily rate equal to the equivalent of 1.25% per year in excess of the highest rate of interest then being earned on any Certificates of Deposit Borrowers then maintain with Banc One in Safekeeping Account Nos. 578324375 and 578323128 and all replacements thereof which are contained in the Pledged Account (the "Loan Rate"). All Loan Rate interest will be calculated daily on the basis of the actual number of days elapsed in a 360 day year. To compensate Lender for additional unreimbursed costs resulting from the occurrence of a Default Event, including without limitation, acts associated with the uncertainty of future funding and additional supervisory and administrative efforts, once and for so long as any Default Event has occurred and is continuing, the outstanding principal amount of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall bear interest at a rate per annum (the "Default Rate") equal to the sum of three percent (3%) plus the Loan Rate otherwise applicable under this Agreement to such principal amount, and, to the extent permitted by law, such overdue interest, until Borrowers jointly, severally and indefeasibly pay and perform all Obligations in full to Lender. The preceding Default Rate interest shall pertain as aforesaid to the Loan immediately upon the occurrence of a Default Event. All Default Rate interest shall be calculated daily on the basis of the actual number of days elapsed in a 360 day year.

            (b) Accrual. Interest under the Revolving Loan will accrue from and including the Disbursement Date of any Advance Lender makes under the Revolving Loan, until but excluding the date of any payment of such interest.

            (c) No Excessive Charges. If at any time any Loan Rate or Default Rate interest or other charges applicable under this Agreement are adjudicated in a final determination by any competent Governmental Authority to exceed the maximum rate of interest permitted by then existing laws, the following will pertain: (i) for the period of time that any such interest or charges would have been excessive under such ruling, such interest and charges instead will be suspended, and in their place interest and charges at the maximum rates permissible under such laws for the applicable period will be charged under this Agreement, the Notes and other Loan Documents; and (ii) to the extent Lender received any excess interest payments, Lender will apply such excess to any unpaid principal and/or other charges or fees Borrowers owe to Lender under any Loan Document, or if the amount of excess payments Lender actually received exceeds the unpaid principal under the Loan and all other associated charges or fees, Lender agrees to refund promptly such excess payment to Borrowers, and Borrowers specifically waive any claim they may be entitled to bring against Lender, for any penalties provided under the laws of any Governmental Authority covering usury or otherwise for charging or receiving interest in excess of the applicable maximum lawful rate. All sums which Borrowers pay or agree to pay which are or subsequently are construed to be compensation for the use, forbearance or detention of money shall, to the extent permitted under applicable law, be amortized, prorated, spread and allocated throughout the term of all such Indebtedness, until such Indebtedness is paid in full.

            (d) Regulatory or Legal Changes Which Increase Lender's Costs. If any Governmental Authority adopts any law, rule or regulation, changes any preexisting rule, law or regulation, changes its interpretation of any rule, law or regulation or issues any judgment, rule or order, and/or if any central bank or comparable authority issues any directive, rule or order, whether or not it has the force of law, and the same has any of the following results, then such law, rule, regulation, order, judgment, directive, interpretation or other item will be referred to in this Agreement as a "Cost

Adjustment Occurrence": (i) any new or additional tax, duty or charge is imposed on the Loan, any L/C's, the Note or the payment thereof; (ii) Lender becomes subject to any new or additional reserve (such as but not limited to reserves required by the Federal Reserve Board) or is otherwise required to make special deposits based on Lender's assets or for any credits Lender extends; (iii) there is a reduction in the rate of return on Lender's capital as a consequence of Lender's obligations under this Agreement below that which Lender could have realized under this Agreement prior thereto (considering, among other things, Lender's internal policies concerning capital adequacy); or (iv) any other negative economic impact is made on Lender's extension of credit facilities under any Loan Document, the Note or otherwise. If any Cost Adjustment Occurrence transpires, and it results in any increase to or imposition of any cost on Lender, or any other negative economic impact (including but not limited to loss of anticipated margin) upon Lender, which is associated with any credit facility established under any Loan Document, then the Borrowers jointly, severally and indefeasibly will pay to Lender, on demand, such amount as will compensate Lender fully for such increased or additional costs or such negative economic impact associated with the applicable Cost Adjustment Occurrence, so that the net return to Lender under the Loan will be the same as if such Cost Adjustment Occurrence never transpired, provided that Lender shall have provided Borrowers with notice disclosing the calculation of such amount. Any determination of any payment due and owing under this Section which Lender makes will be conclusive, so long as made on a reasonable basis, and constitute an account stated in the absence of manifest error. Borrowers specifically acknowledge that Lender is entitled to use any averaging or attribution methods when making such computation which Lender deems reasonable, necessary or appropriate or which otherwise comports with Lender's standard internal policies. If Borrowers fail to pay Lender any amounts due under this Section on demand as aforesaid, such unpaid amount will bear interest at the Default Rate until indefeasibly paid to Lender in full.

      2.5 Method and Place of Interest and Principal Payment.

            (a) Loan Account. Lender will maintain a separate loan account (the "Loan Account") on its books for Borrowers, in which Lender will record: (i) all addresses Lender makes to Borrowers under the each Loan; (ii) all interest and principal payments Lender receives from Borrowers; and (iii) all other appropriate debits and credits as provided in this Agreement or the other Loan Documents, including without limitation charges for all fees, expenses and interest. Lender will make all entries in the Loan Account in accordance with Lender's customary accounting practices as in effect from time to time. Lender will evidence all Advances it makes to Borrowers and all other debits and credits identified in this Agreement in Lender's internal data control systems, showing the date, amount and reason for each such debit or credit. On a calendar monthly basis, Lender will render to Borrowers a statement setting forth the balance of the Loan Accounts which Borrowers then owe concerning the Loan, including principal, interest, expenses and fees. Each such statement will be subject to subsequent adjustment by Lender and Lender's right to apply or reapply payment in accordance with the provisions of Section 2.5(h) below, but, absent manifest errors or omissions, will be presumed correct and binding upon Borrowers and shall constitute an account stated, unless within thirty (30) days after receipt of any statement from Lender, Borrowers deliver to Lender a written objection to any such statement specifying the error or errors, if any, contained in such statement.

            (b) Interest Payments. Except as provided below in this Section, Borrowers jointly and severally shall pay all Loan Rate interest and/or Default Rate interest they owe under the Loan on a calendar monthly basis, in arrears, commencing on the first day of the first calendar month next succeeding the Effective Date, and continuing on the first day of each calendar month thereafter. Lender agrees to confirm the amount of interest charged to Borrowers' Loan Account for any period in which interest accrued under any Loan, and to acknowledge Lender's receipt of payment, by transmitting a statement based on the Loan Account to Borrowers in accordance with Section 2.5(a) above.

            (c) Revolving Loan Principal Payment. If at any time the outstanding principal balance of Advances under the Revolving Loan exceeds the Collateral Availability or the Borrowing Capacity, Borrowers immediately, jointly and severally shall pay Lender such amount as is necessary to eliminate such excess. Borrowers jointly and severally shall pay all principal and interest which remains outstanding under the Revolving Loan in full, on the first to occur of the Commitment Termination Date or the Maturity Date, without notice, demand or presentment.

            (d) Payment of Other Costs, Charges and Fees. Borrowers jointly and severally shall pay all fees, costs, expenses and other charges of Lender on demand, unless a different time period is expressly provided for such payment in this Agreement or any other Loan Document. If Borrowers fail to pay any such fees, costs, expenses or other charges of Lender when the same are due, then such unpaid amounts shall bear interest at the Default Rate (or, if such amount is greater than the maximum legal rate, then at said maximum legal rate), until paid in full.

            (e) Standard Payment Transmission. Borrowers shall make all payments and prepayments under this Agreement and the Note directly to Lender, not later than 2:00 p.m., Chicago time, on the date when such payments are due in accordance with this Agreement, in lawful currency of the United States, in immediately available funds, at Lender's Office. Any funds Lender receives after such time, for all purposes, shall be deemed to have been paid on the next succeeding Business Day. Borrower specifically authorizes Lender, in Lender's sole discretion, to charge against any Deposit Account of Borrowers maintained with Lender or any holding company, branch, office, parent or affiliate of Lender, (including but not limited to the Pledged Account) all or any amount due under the terms of the Loan or Note, this Agreement or any other Loan Document.

            (f) Payments on Business Days Only. Whenever the stated due date of any payment of interest or principal under this Agreement or the Note is a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and interest shall accrue and be payable at the then applicable Loan Rate or Default Rate, as the case may be, during any such extension.

            (g) No Set-Offs. All payments Borrowers make under this Agreement, the Note and the other Loan Documents shall be made irrespective of, and without any reduction for, any set-off or counterclaims of any type or nature (including but not limited to any Borrowers may claim against each other or any of their Other Subsidiaries), and Borrowers specifically waive all such set-off rights, whether arising at law, in equity or otherwise, and acknowledge that Lender is relying on such waiver in extending the credit facilities identified in this Agreement.

            (h) Application of all Prepayments, Payments and Collections. Borrowers irrevocably waive the right to direct the application of all prepayments, payments and collections Lender receives from or on behalf of Borrowers under this Agreement or in any way on account of any Obligations. Borrowers agree that Lender has the unreviewable, continuing, exclusive right to apply and reapply any and all such payments and collections against the Obligations in such manner as Lender, in its sole discretion, deems appropriate, notwithstanding any entry by Lender upon any of its books and records, including but not limited to the Loan Account. Without limiting the preceding, Borrowers agree that Lender may apply any or all payments or prepayments it receives in the following order of preference: (i) first, to the payment of all accrued interest (both Loan Rate and Default Rate interest) due on the principal amount of the Loan then being prepaid or repaid; (ii) second, to the payment of any penalties, costs, fines or other Obligations Borrowers then owe to Lender under this Agreement or any other Loan Documents; and (iii) third, to reduce the principal due under the Loan, until Borrowers have repaid indefeasibly, the outstanding principal balance due under the Loan and all other Obligations in full. To the extent Borrowers make a payment or payments to Lender, or Lender receives any payment for the benefit or on behalf of Borrowers, and such payment(s) or any part thereof subsequently are invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, state or federal law, common law or equitable cause of any Governmental Authority, then Borrowers' Obligations concerning any such invalidated payment shall be fully restored to the extent of any such invalidation or disallowance, and shall be revived and shall continue in full force and effect, as if Lender never received such initial payment(s), and shall accrue interest under this Agreement until repaid, at the applicable Loan Rate and/or Default Rate.

      2.6 Accelerated Prepayment Following Certain Events. Concurrently with the occurrence of any of the following, Borrowers shall prepay the outstanding principal due under the Loan in its entirety, together with all then accrued but unpaid interest computed at the Loan Rate and/or Default Rate, as the case may be and all other Obligations: (i) Borrowers' sale, transfer or other disposition of all or substantially all of their consolidated business (other than sales permitted under Article 4 below); (ii) the sale, pledge, transfer, assignment or hypothecation of the ownership or right to control thirty percent (30%) or more of the voting interests or Stock in Parent or in any Subsidiary which accounts for 35% or more of Borrowers' consolidated gross revenues, whether by agreement, trust, beneficially, legally or otherwise, to any Person other than Lender who is not a stockholder, member or other owner of Borrowers as of the Effective Date; (iii) any Borrower becomes insolvent (except in those instances in which Borrowers obtain Lender's prior, written consent to restructure or liquidate a Borrower other than Parent which Parent believes is approaching insolvency, in order to improve Borrowers' consolidated profitability), or incurs or assumes any Indebtedness (other than Indebtedness permitted under Section 7.2 below), whether vested or contingent, pursuant to any agreement (written or oral) or arising at law, in equity or otherwise; (iv) it at any time becomes unlawful for Borrowers to continue to conduct their primary businesses (as of the Effective
Date) under the rules of any applicable Governmental Authority, or it at any time becomes illegal for Lender to loan funds directly to any Borrower; or (v) any Default Event occurs under this Agreement. Nothing contained in this Section shall permit, nor be construed as permitting, any such sale, transfer, disposition, creation, incurrence or assumption which is otherwise prohibited under the terms of this Agreement or any other Loan Document.

      2.7 Taxes. All payments Borrowers make to Lender and all Security Interests Borrowers grant to Lender under this Agreement, the Note or any other Loan Document, shall be free and clear of, and without reduction or withholding for or on account of, any present or future income, value added, stamp, recordation, or other taxes, levies, imposts, duties, fees, deductions, withholdings or other Charges now or subsequently imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively "Taxes"). If any Governmental Authority at any time requires any Taxes to be withheld from any amounts payable to Lender under this Agreement, the Notes or any other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all such Taxes), interest or any such other amounts payable under this Agreement, the Note or any other Loan Documents, at the gross rates or in the gross amounts specified in this Agreement, the Note or any other Loan Documents, as applicable. Whenever any Taxes are payable by Borrowers, if Lender so requests, as promptly as possible thereafter, Borrowers shall send to Lender a certified copy of an original official receipt Borrowers receive evidencing payment of such Taxes. If Borrowers fail to pay any Taxes when due to the appropriate Governmental Authority or fail to remit to Lender the required receipts or other required documentary evidence, Borrowers jointly and severally shall indemnify Lender fully and on demand for any incremental taxes, interest or penalties that may become payable as a result of any such failure. Borrowers' obligations in this Section shall survive the termination of this Agreement and the Loan Documents, and the payment of the Notes and all other Obligations.

      2.8 Changes in Law Making Credit Extensions Illegal. If any Governmental Authority changes or adopts any law, rule or regulation, issues any new judgment, ruling or verdict, or changes its interpretation of any preexisting law, rule or regulation and Lender, in its sole judgment, determines that the same has made it unlawful for Lender to make, maintain or fund any credit facilities under this Agreement, then Lender's obligations to extend any such credit facilities under this Agreement will terminate immediately. Thereafter, Lender will have no obligation whatsoever to make any Advance or Loan under this Agreement, all associated Commitments will terminate and Borrowers jointly and severally will repay and/or prepay all principal they owe under any such Loan(s) to Lender, without subjecting Lender to any liability whatsoever.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

      3.1 Conditions Identified. Lender's obligation to make the Loan available to Borrowers under this Agreement is subject to the satisfaction of each of the conditions precedent identified in Sections 3.1(a) through 3.1(h) of this Agreement, on or before the Effective Date.

            (a) Loan Documents. Each Borrower duly shall execute and deliver to Lender, an original counterpart of each of the following: (i) this Agreement;
(ii) the Note; (iii) all Security Documents, including but not limited to (A) the First Amended and Restated Pledge Agreement in form and substance as set forth on attached Exhibit "G" to this Agreement (the "Pledge Agreement"), (B) the First Amended and Restated Cross Default and Collateralization Agreement in form and substance as set forth on attached Exhibit "H" to this Agreement (the "Cross Default Agreement"), and (C) such certificates, lien searches, corporate documentation, UCC filings, Insurance Policies and other documentation required by Lender or its counsel.

            (b) Lender's Fees. In consideration of Lender extending the Loan to Borrowers, Borrowers shall pay in full to Lender, all costs of Lender, including but not limited to Lender's attorneys' fees and UCC search and filing costs.

            (c) Certified Borrowing Resolutions. Borrowers shall deliver to Lender, a certificate of a duly authorized executive officer of Parent dated the Effective Date, and in the form set forth on attached and incorporated Schedule 3.1(c) certifying that: (i) the names and signatures of Borrowers' officers as identified on attached Schedule 1.7 are true and accurate, and that said individuals have full power and authority to execute and deliver all Loan Documents on behalf of Borrowers; (ii) the copies of the Articles of Incorporation and Bylaws (or the applicable counterpart documents) of Borrowers attached to said Schedule 3.1(c) are true and complete as of the Effective Date, inclusive of all exhibits and amendments thereto; (iii) Borrowers' board of directors (or applicable counterpart management board) resolutions approving and authorizing the execution, delivery and performance of all Loan Documents, original copies of which are attached to Schedule 3.1(c), were duly passed and remain in full force and effect, without change, modification or deletion; and
(iv) that no Default Event under this Agreement has occurred or is continuing giving effect to the Transaction.

            (d) Certified Organizational Documents. Borrowers shall deliver to Lender, copies, as set forth on attached and incorporated Schedule 3.1(d), certified as of the most recent date practicable, by the Secretaries of State of Delaware and Illinois, respectively, concerning Borrowers' respective Articles of Incorporation or other applicable organization documents.

            (e) Certificates of Good Standing. Borrowers shall deliver to Lender, certificates of good standing, as of the most recent dates practicable, from the Secretaries of State of Delaware and Illinois, and the same shall be set forth on attached and incorporated Schedule 3.1(e).

            (f) Representations and Warranties. Borrowers' representations and warranties contained in this Agreement and/or in the other Loan Documents shall be true and correct both before and after giving effect to the Transactions.

            (g) No Default Events or Material Adverse Effects. No Default Event and no event which with notice, the passage of time or both would constitute a Default Event shall have occurred and be continuing, and Borrowers shall not have experienced any Material Adverse Effect, before or after giving effect to the Transactions.

            (h) Additional Matters. Borrowers shall provide Lender with such other certificates, opinions, documents and instruments relating to the Transactions as Lender may request prior to or as of the Effective Date and/or each Disbursement Date or at any time thereafter. All deliverables of Borrowers to Lender under the Loan Documents, and all other documents (including, without limitation, all documents referenced in this Agreement and not attached as Exhibits or Schedules to this Agreement) and all legal matters in connection with the Transactions, shall be reasonably satisfactory to Lender.

      3.2 Conditions Precedent which Pertain to Advances Requested Subsequent to the Effective Date.

            (a) Future Disbursements. Notwithstanding any contrary provision of this Agreement, Lender's obligation to make Advances or issue L/C's under the Loan from time to time until the Maturity Date is expressly subject to and conditioned upon the satisfaction of each of the conditions precedent identified in Sections 3.2(b) through 3.2(d) below.

            (b) No Default Event. No Default Event or event or condition which with notice or lapse of time or both would constitute a Default Event will have occurred and be continuing or will result from the making of any such Advance or issuing such L/C. Each of the warranties and representations identified in
Article 5 of this Agreement shall be true and correct as of each date upon which an Authorized Representative requests an Advance or L/C, with the same effect as if such representations or warranties were made on such date, and will continue to be true and correct on each corresponding Disbursement Date. Borrowers will not have experienced any material adverse change in their business, credit, operations or financial conditions or prospects since the last previous Disbursement Date of an Advance Lender made under this Agreement.

            (c) Reporting Obligations and Field Examinations. Lender shall have received all reports and/or certificates from Borrowers described in this Agreement or any other Loan Document, on a timely basis, and Borrowers shall have timely complied with all other reporting, verification, inspection and administrative requirements either identified in any Loan Document or as otherwise requested by Lender from time to time. The preceding reporting obligations of Borrowers include but are not limited to all financial and/or fiscal statements Borrowers are required to provide to Lender, whether audited or not. Borrowers shall have allowed Lender to conduct all field examinations of Borrowers' respective facilities, assets and premises when and as requested by Lender, and Borrowers shall have cooperated fully with Lender in conducting such field examinations.

            (d) Certificate. If requested to do so by Lender, Borrowers shall provide Lender with a certificate signed by a duly authorized executive officer of Borrowers and dated as of the date of any such requested Advance or L/C, which certifies the satisfaction of the conditions precedent specified in Sections 3.2(b) and 3.2(c) of this Agreement. In addition, Borrowers shall provide Lender with such other documents as Lender reasonably may request to support any Advance or L/C.

      3.3 Conditions that Pertain to Deliverables. Notwithstanding any contrary provision of this Agreement, if Borrowers have the obligation to provide any deliverable to Lender as of the Effective Date, and such deliverable involves the certification of the occurrence, nonoccurrence, existence or nonexistence of facts, events, conditions, or circumstances, or involves the accuracy of representations or warranties, or involves the performance of covenants, duties or obligations, then Borrowers shall update, and duly execute and deliver the same deliverables to Lender as relevant developments occur, with Borrowers modifying such deliverables to account for any matters occurring in the time between the Effective Date and any such subsequent date. Borrowers shall provide such updated deliverables to Lender either upon Lender's request, or within five (5) Business Days of Borrowers becoming aware of any event or failure which materially may affect the disclosures made in any such deliverable.

                                    ARTICLE 4
                         COLLATERAL AND SECURITY MATTERS

      4.1 Grant of Security Interests. To secure Borrowers' prompt payment and performance of all the Obligations Borrowers owe to Lender under any Loan Document, each Borrower, through this instrument, irrevocably grants to Lender, its successors and assigns, a right of set-off against and a continuing first position (except for the "Permitted Liens") security interest and first Lien (collectively the "Security Interests") in and to all the following property and interests in property of such Borrower, whether now owned or existing or subsequently acquired or arising, and wherever located (collectively, the "Collateral"): (i) all Accounts, Inventory, Equipment, Fixtures, machinery, vehicles, general business assets, contracts and contract rights, General Intangibles (other than "intent to use" Trademark registrations and applications), tax refunds, Chattel Paper, Cash Equivalents, capital contributions, instruments, notes Collateral Records, letters of credit, Documents and documents of title; (ii) all Deposit Accounts (general or special) with and credits and other claims against any depository bank therefor or Lender, or any other financial institutions with which such Borrower maintains deposits (if any) and all amounts deposited therein: (iii) all now owned or subsequently acquired Monies, and any and all other tangible or intangible property, and all know-how or technology or applications of technology developed therefrom, whether or not now or subsequently coming into the actual possession, custody or control of Lender or any agent or affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (iv) all Insurance Policies of or relating to any of the foregoing and all proceeds from Insurance Policies from any life insurance policy covering the life of any director, officer, employee or former director, officer or employee of such Borrower, if such Borrower is the beneficiary thereof, and all proceeds from Insurance Policies covering business interruption insurance; (v) all books and records relating to any of the preceding; (vi) all good will and going concern value of such Borrower's business; (vii) all Stock or other ownership interests in each of the Subsidiaries; and (viii) all accessions and additions to, substitutions for, and replacements, products and Proceeds of any of the preceding. Borrowers and Lender specifically intend and agree that the term "Collateral" as defined in this Agreement includes all property and interests in property of each Borrower, whether real, personal, intangible, inchoate or otherwise, whether now existing or subsequently acquired or arising/or whether or not specifically enumerated in this Agreement, except as identified specifically on attached Schedule 4.1. Borrowers therefore acknowledge and agree that the term "Collateral" as defined in this Agreement is to be construed in the broadest manner possible, and if, after the Effective Date, at any time or from time to time, any Borrower acquires any property or interest in property (real, personal, intangible, inchoate or otherwise) that is not described or adequately described in this
Section 4.1, Borrowers will notify Lender of the same, and the parties will amend this Section 4.1 to cover specifically any such items, if Lender deems the same necessary.

      4.2 First Position in the Collateral. The Security Interests in the Collateral which Borrowers have granted to Lender under this Agreement are first position, indefeasible security interests in all the Collateral, except as expressly permitted under Section 7.3 below and indicated otherwise on attached and incorporated Schedule 4.2 (collectively, the "Permitted Liens"), if any. Notwithstanding any termination of this Agreement, until the Borrowers jointly, severally and indefeasibly pay or perform all the Obligations arising under the Loan in full, Lender shall retain its Security Interests in the Collateral and Lender shall retain all of its rights and remedies under this Agreement, at law or in equity.

      4.3 Disclosure of Security Interests and Maintenance of Records. Borrowers shall make appropriate entries upon their financial statements and books and records disclosing Lender's Security Interests in the Collateral, in accordance with GAAP. Borrowers shall keep and maintain, at their sole cost and expense, complete records of the Collateral, including but not limited to the originals of all documentation with respect to all Accounts and records of all payments received and all credits granted on the Accounts.

      4.4 Special Collateral. Immediately upon Borrowers' receipt of any Collateral that is evidenced or secured by an agreement, Chattel Paper, letter of credit, instrument or document, including without limitation, promissory notes, documents of title and warehouse receipts (the "Special Collateral"), Borrowers shall deliver the original thereof to Lender or to such agent of Lender as Lender designates, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit or similar items) or other specific evidence (in form and substance acceptable to Lender) of valid, unconditional assignment thereof and title and possession therein to Lender, with full recourse to Borrowers. Borrowers shall deliver to Lender all title documents covering any and all vehicles Borrowers own from time to time, endorsed appropriately to evidence the Security Interests, which titles Lender shall retain to perfect its Security Interests in the underlying vehicles. All vehicles and other Special Collateral existing as of the Effective Date are identified on attached and incorporated Schedule 4.4. However, the failure to identify any Special Collateral on Schedule 4.4 shall not affect, impair, modify, terminate, alter or negate, in whole or in part, the first position Security Interests of Lender in such Special Collateral, the sole purpose of
Schedule 4.4 being informational to facilitate the perfecting of said Security Interests, and not limiting in any way.

      4.5 Further Assurances and Power of Attorney. At Lender's request, Borrowers shall, from time to time: (i) execute and deliver to Lender, on demand, all Security Documents that Lender may request, in form and substance acceptable to Lender, and pay the costs of recording or filing the same, including but not limited to Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements; and (ii) take such other actions as Lender may request in order to effect fully the purposes of this Agreement and to protect Lender's interests in the Collateral, including but not limited to maintaining the Security Interests as valid, continuing, first position security interests in all Collateral. Borrowers, through this instrument, irrevocably make, constitute and appoint Lender (and all Persons designated by Lender for that purpose) with full power of substitution, as Borrowers' true and lawful attorney and agent-in-fact with full, irrevocable power and authority in the place and stead of Borrowers, to sign the name of Borrowers on any Security Documents and to deliver any Security Documents to such Persons as Lender, in its sole discretion, may elect, for the purposes of effectuating the terms of this Agreement, and otherwise to take any and all actions, to execute any and all documents and to consummate any and all filings which may be necessary or desirable to accomplish the purposes of this Agreement or to protect Lender's rights or Security Interests. Without limiting the generality of the preceding, Lender, (and all Persons designated by Lender) as Borrowers' true and lawful attorney and agent in-fact as aforesaid, may, without notice to Borrowers:

            (a) endorse by writing or stamp Borrowers' names on any checks, notes, drafts or any other payments related to and/or Proceeds of the Collateral which come into the possession of Lender or under Lender's control and deposit the same to the account of Lender for application to the Obligations;

            (b) in Borrowers' or Lender's name, upon the occurrence and during the continuance of a Default Event: (i) demand payment of the Collateral; (ii) enforce payment of the Collateral, by legal proceedings or otherwise; (iii) exercise all of Borrowers' rights and remedies with respect to the collection of Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts and the Special Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect Collateral; (vi) if permitted by applicable law, sell or assign Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) satisfy and release the Accounts and Special Collateral; (viii) take control, in any manner, of any item of payment or proceeds referenced in Section 4.9 below; (ix) prepare, file and sign Borrowers' names on any proof of claim in any Bankruptcy concerning any Account Debtor; (x) prepare, file and sign Borrowers' names on any notice of lien, assignment or satisfaction of lien or similar document in connection with Collateral; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill Borrowers' obligations under this Agreement or any Loan Document; (xii) endorse by writing or stamp the names of Borrowers upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to Collateral; (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to Collateral to which Borrowers have access; (xiv) withdraw any and all amounts contained in any of Borrowers' Deposit Accounts; and (xv) compromise, settle, pursue, retain, enforce or collect any claim of Borrowers under any Insurance Policy covering Collateral; and

            (c) upon the occurrence and during the continuance of a Default Event, notify the post office authorities to change the address for delivery of Borrowers' mail to an address designated by Lender and receive, open and dispose of all mail addressed to Borrowers.

      Borrowers ratify every action that Lender takes as said attorney-in-fact by virtue of Borrowers' execution of this Agreement. The foregoing power of attorney is a power coupled with an interest and is irrevocable. The powers conferred on Lender under this Agreement are to protect Lender's Security Interests and other rights and interests in the Collateral, and do not impose any duty upon Lender to exercise such powers. Neither Lender nor its officers, directors, employees or agents shall be responsible to Borrowers for any act or failure to act under this Section concerning the aforesaid power of attorney. Borrowers agree that a carbon, photographic, photostatic, facsimile or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

      4.6 Inspection. Lender (by any of its officers, employees or agents) shall have the right, at any time or times during Borrowers' usual business hours, without prior notice, to inspect Collateral, all records related thereto (and to make copies of or extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrowers' affairs and finances with any Person and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral.

      4.7 Location and Movement of Collateral. Borrowers' respective chief executive offices, principal places of business and all other offices and locations of the Collateral and books and records related thereto (including, without limitation, computer programs, printouts and other computer materials and records concerning Collateral) are set forth on attached and incorporated
Schedule 4.7. Borrowers shall not remove their books and records or the Collateral from any such locations (except for removal of items of Inventory upon sale in accordance with the terms of this Agreement) and shall not open any new offices or relocate any of their books and records or the Collateral except within the continental United States of America, and unless prior to such transfer Borrowers satisfy each of the following: (i) Borrowers provide Lender at least 30 days prior, written notice of such relocation; (ii) Borrowers specifically identify the Collateral being transferred by title, dollar value, identification number (if any), registration number (if any), title documentation (if any) and such other documentation as concerns such transferred Collateral as exists or as Lender requests; (iii) Borrowers provide Lender with a certificate executed by the duly authorized officer of Parent which certificate verifies to Lender the value of the Collateral and that the location of such Collateral at such new facility shall not in any way release, subordinate, affect, modify, terminate or alter or have any other negative impact whatsoever on the first position Security Interests in such Collateral granted to Lender under this Agreement; and (iv) Borrowers execute and cause to be executed such other documents and filings as Lender deems necessary, appropriate or expedient for maintaining Lender's first position Security Interests in such Collateral on a continuing basis following any such relocation of any such Collateral.

      4.8 Lender's Optional Rights to Pay Certain Claims Asserted Against Borrowers. Lender may, but shall not be obligated to, at any time or times subsequent to the Effective Date, in its sole discretion, and without waiving any Default Event or waiving or releasing any Security Interest or Obligation, liability or duty of Borrowers under this Agreement or the other Loan Documents:
(i) pay, acquire or accept an assignment of any security interest, Lien, claims or other encumbrance asserted by any Person against the Collateral; (ii) discharge taxes, Liens or security interests or other encumbrances at any time levied or placed upon the Collateral or Borrowers' business premises; (iii) place and pay for insurance on the Collateral or Borrowers' business premises upon Borrowers' failure to provide insurance satisfactory to Lender; and (iv) pay for the maintenance, repair and preservation of Collateral. Borrowers jointly and severally shall reimburse Lender on demand for any such payment which Lender makes, or any such expense which Lender incurs pursuant to the foregoing authorization.

      4.9 Accounts.

            (a) Verification. Borrowers shall keep accurate and complete records of their Accounts. Any of Lender's officers, employees or agents shall have the right, at any time or times subsequent to the Effective Date, in Lender's or Borrowers' name(s) or in the name of a firm of independent certified public accountants acceptable to Lender, to verify the validity, amount of or any other matters relating to any Accounts, by mail, telephone, modem, telegraph or otherwise. Immediately upon the occurrence of a Default Event, Borrowers shall reimburse Lender on demand for any costs or fees Lender incurs in connection with any such verification, and such costs and fees shall constitute additional "Obligations" as defined in this Agreement. Thereafter, Borrowers shall deliver to Lender, on demand, the original copy of all Documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Lender reasonably requests.

            (b) Sale or Encumbrance. Except for the Permitted Liens, Borrowers shall not sell, assign, transfer, grant a security interest in or otherwise dispose of or encumber any Accounts or any rights to receive any payments in respect of any Accounts, to any Person other than Lender.

            (c) Marking of Records and Dispensation of Accounts. Borrowers shall legend, in form and manner satisfactory to Lender, all Chattel Papers and other evidences of Accounts with an appropriate reference to the fact that the Chattel Paper and all other Accounts have been assigned to Lender and that Lender has the Security Interests in said Chattel Paper and Accounts. If requested by Lender, after a Default Event, Borrowers shall notify all

Account Debtors that such Accounts have been assigned to Lender and that all payments in respect of such Accounts shall be made directly to Lender at such lock box account, or other account as Lender may designate. Lender, in its own name or in the name of Borrowers, may communicate with Account Debtors to verify with them to Lender's satisfaction the existence, amount and terms of any Accounts. Irrespective of any actions which Lender takes concerning any Accounts, and notwithstanding any contrary provision in this Agreement, Borrowers shall remain liable under each of the Accounts to observe and perform all the conditions and obligations of Borrowers under such Accounts, all in accordance with the terms of any agreement giving rise to such Accounts. Lender shall not have any obligation or liability under any Account (or any agreement or document which gives rise to such Account) by reason of this Agreement or Lender's receipt of any payment relating to such Account pursuant to this Agreement. Lender shall not be obligated in any manner: (i) to perform any of Borrowers' obligations under or pursuant to any Account (or agreement or document giving rise to such Account); (ii) to make any payment; (iii) to make any inquiry as to the nature or the sufficiency of any payment received by Lender or as to the sufficiency of any performance by any party under any Account (or any agreement or document which gives rise to any Account); or (iv) to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Lender or to which Lender may be entitled at any time or times.

      4.10 Inventory. Borrowers shall not rent, lease or otherwise transfer or dispose of any Inventory without Lender's prior written consent, except as set forth in this Section. Unless a Default Event occurs, Borrowers may sell Inventory in the ordinary course of business (which does not include a transfer in partial or total satisfaction of Indebtedness, sales in bulk, sales on consignment or sales on an approval or return basis). Borrowers shall maintain all Inventory in good and salable condition at all times.

      4.11 Equipment. Borrowers shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof so that the value, utility and operating efficiency thereof at all times will be maintained and preserved, ordinary wear and tear excepted. Borrowers shall not permit any such items to become affixed to real estate in such manner that such items of Equipment will become a Fixture or an accession to other personal property. Borrowers shall, upon Lender's request, deliver to Lender all evidence of ownership of the Equipment (including, without limitation, bills of sale, certificates of title and application for title). All replacement Equipment purchased by Borrowers shall be free and clear of all liens, claims, security interests and other encumbrances, except for the Security Interests granted to Lender, purchase money security interests then consented to in writing by Lender, and the Permitted Liens.

      4.12 Set-Off. Each Borrower agrees that Lender has all rights of set-off and banker's lien under applicable laws. Moreover, each Borrower agrees that, in addition to all other rights available to Lender with respect to the Collateral or Proceeds thereof, at any time any amounts are then due by such Borrower under this Agreement or any other Loan Document or any Default Event exists, Lender may apply to the payment of the Obligations, any and all balances, credits, deposits, accounts or monies of such Borrower then or thereafter held by Lender, and/or contained in the Pledged Account. Without limiting the preceding and in addition to all of the rights or remedies available to Lender concerning the Collateral or any Proceeds thereof, each Borrower agrees that after the occurrence of a Default Event, Lender and each of its branches, affiliates, holding companies, parents and offices are authorized at any and from time to time and without notice: (i) to set-off against and to appropriate and apply to the payment of the Obligations, whether matured or unmatured, fixed or contingent or liquidated or unliquidated, any and all amounts such Borrower owes to Lender or any such branches, affiliates, holding companies, parents and offices by such Borrower (whether matured or unmatured and, in the case of deposits, whether general or special, time or demand and however evidenced); and
(ii) pending any such action, to the extent necessary, to hold such amounts as Collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks or other items drawn against any deposits so held as Lender may elect in its sole discretion.

      4.13 Safekeeping. Lender has no responsibility for: (i) the safekeeping of any Collateral; (ii) any loss of or damage to Collateral; (iii) any diminution in the value of any Collateral; or (iv) any act or default of any carrier, repairman, warehouseman, bailee, forwarding agency or any other Person. As between Borrowers and Lender, all risk of loss, damage, destruction or diminution in value of the Collateral is borne solely by the Borrowers. Without Lender's prior, written consent, Borrower will not at any time store any Collateral with a bailee, warehouseman, consignee or similar third party. Lender acknowledges that, as concerns the Pledged Account, Banc One has undertaken such responsibilities as are set forth in the documentation between Borrowers and Banc One concerning said Account.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

      5.1 Inducement. To induce Lender to enter into this Agreement and to make the Loan, Borrowers jointly and severally make the representations and warranties set forth in Sections 5.2 through 5.22 below, which representations and warranties shall survive the execution and delivery of this Agreement and the Loan Documents and the making of the Loan, until such time as Borrowers have indefeasibly repaid the Loan and otherwise paid and performed all the Obligations. For purposes of this Agreement, the "Best Knowledge" of Borrowers means the knowledge which a reasonable, prudent, experienced individual in similar business circumstances would have after a diligent inquiry into the subject matter at issue.

      5.2 Status and Names. Borrowers: (i) are duly organized and validly existing corporations in good standing under the laws of the State of Delaware and Illinois, respectively; (ii) have the power and authority to own their property and assets and to transact the businesses in which they are engaged or presently propose to engage; and (iii) have duly qualified and are authorized to do business and are in good standing as a foreign corporation in Illinois and in every jurisdiction of every Governmental Authority in which they own or lease real property or in which the nature of their businesses require them to be so qualified, and where the failure to be so qualified could have a Material Adverse Effect. Borrowers have paid and will continue to pay all taxes, Charges, levies and other fees associated with such qualifications, and shall maintain the same in full force and effect. Each corporate, trade or other fictitious name used by any Borrower at any time in the United States during the three (3) year period immediately preceding the Effective Date, is identified completely and accurately on attached Schedule 5.2 to this Agreement. Except as disclosed on Schedule 5.2, no Borrower is using any other corporate, trade or fictitious name. Except as otherwise identified in Section 5.17 below, none of such corporate, trade or other fictitious names are registered Trademarks with any Governmental Authority or are the subject of any application therefor.

      5.3 Power and Authority. Borrowers have full corporate power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents. Borrowers have taken all necessary and proper corporation, partnership or limited liability company (as the case may be) actions to authorize their execution, delivery and performance of and under each Loan Document. Borrowers duly have executed and delivered each Loan Document, and each Loan Document constitutes Borrowers' legal, valid and binding obligation, enforceable against them in accordance with said Loan Document's terms, except as bankruptcy, insolvency, similar laws which affect creditors' rights generally or general equity principles may limit such enforceability.

      5.4 Outside Consents. Borrowers do not have to obtain the consent or authorization of any Governmental Authority or other Person in connection with:
(i) their execution and delivery of or performance under this Agreement, any Security Documents, the Note or any other Loan Documents or for the consummation of any of the Transactions incident to any of the preceding; or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except those which Borrowers duly made or obtained, and which remain in full force and effect. Borrowers did not issue any of their Stock or other equity or ownership interest or securities of any type or nature in violation of any securities or similar laws of any Governmental Authority. All consents and approvals of, and filings and registrations with, and all other actions by, any Person (whether or not such Person is a Governmental Authority) required in order to make or consummate all Transactions have been obtained, given, filed or taken and are or will be in full force and effect.

      5.5 No Violation. Neither Borrowers' execution, delivery or performance of, nor compliance with the terms and provisions of the Loan Documents nor the consummation of the Transactions, either currently or with the passage of time or granting of notice, will: (i) to Borrowers' Best Knowledge, contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority; (ii) conflict or be inconsistent with or result in any breach of, any terms, covenants, conditions or provisions of, constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any Collateral or other property or assets of Borrowers, pursuant to the terms of any indenture, mortgage, deed of trust, agreement, bond, note, Insurance Policy, license or other instrument to which Borrowers are parties or by which Borrowers or any Collateral are bound or to which Borrowers may be subject; or (iii) will contravene, constitute a violation of, a default under or in any manner conflict with any Certificate of Incorporation, Articles of Incorporation, by-laws or other organizational documents of Borrowers.

      5.6 Litigation. Except as disclosed in Borrowers' publicly available securities filings, there are no actions, claims, demand letters, investigations, suits or proceedings pending or to Borrowers' Best Knowledge threatened, against or affecting Borrowers: (i) with respect to any of the Transactions, or any of the Loan Documents; (ii) which could, individually or in the aggregate, have a Material Adverse Effect on Borrowers or any Collateral; (iii) which involves the possibility of any judgment or liability, which is not fully covered by insurance or otherwise in the aggregate material in light of the consolidated financial condition and assets of Borrowers. There are no actions, suits or proceedings pending or to Borrowers' Best Knowledge threatened against or affecting Borrowers or any Collateral regarding any Environmental Claims, Environmental Laws or Materials of Environmental Concern.

      5.7 Margin Regulations. Borrowers will not use all or any portion of any proceeds received under the Loan to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of the Loan nor the use of the proceeds from the Loan will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

      5.8 Investment Company Act. Borrowers are not: (i) "investment companies" or "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate their ability to borrow money.

      5.9 Disclosure. All factual information furnished by or on behalf of Borrowers to Lender on or prior to the Effective Date, for purposes of or in connection with this Agreement, the Loan, the Loan Documents and/or the Transaction is, and all other such factual information subsequently furnished by or on behalf of Borrowers to Lender will be, true, complete and accurate in all respects on the date as of which such information is dated and/or furnished, and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. The preceding includes any information, representations or warranties of or provided by or on behalf of Borrowers in any schedule or exhibit to any Loan Documents, as well as contained in the corpus of such Loan Documents, or provided separately in conjunction with such Loan Documents. The copies of all documents or instruments Borrowers provide to Lender in conjunction with the Transactions are complete, accurate copies of the items they purport to be.

      5.10 No Default. Borrowers are not in default under or with respect to any of the Prior Agreements (other than under the Financial Covenant Agreement, as previously disclosed to Lender), Related Agreements or any Loan Documents, or any other agreement, instrument or undertaking to which Borrowers are parties or by which Borrowers or any Collateral is bound. No Default Event exists before or after giving effect to any or all of the Transactions, or will exist with the passage of time or the giving of notice.

      5.11 Licenses and Permits. To Borrowers' Best Knowledge, Borrowers have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, registrations, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals (collectively "Permits") which are materially necessary for the operation of their businesses as conducted prior to and as will be conducted following the Effective Date. Borrowers have fulfilled and performed all of their obligations under each Permit. No event has occurred or condition or state of facts exists which constitutes, or after notice or lapse of time or both, would constitute, a breach or default under any Permit, or would cause the revocation or termination of any Permit. Borrowers have not received notice of cancellation, of default or of any material dispute concerning any Permit. Each Permit is valid, subsisting and in full force and effect. Borrowers shall renew all Permits which expire while any Loan or Obligations are outstanding.

      5.12 Compliance with Laws. To Borrowers' Best Knowledge, Borrowers are in compliance with all laws, rules, member association rules, injunctions, ordinances, franchises and regulations (including, without limitation, all Environmental Laws), and all orders, judgments, writs and decrees of any Governmental Authority applicable to Borrowers or any of their assets both prior and after giving effect to the closing of the Loan Documents. There have been no legislative or regulatory proposals adopted or to Borrowers' Best Knowledge, pending, which could have a Material Adverse Effect on Borrowers' businesses. Borrowers do not use any funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity. Borrowers have not made any direct or indirect unlawful payment to government officials of any Governmental Authority or others and Borrowers have not established or maintained any unlawful or unrecorded funds for such purposes. Borrowers have not violated any provisions of the Foreign Corrupt Practices Act of 1977 of the United States or any rules or regulations associated with said Act, as amended from time to time. Borrowers have not received any illegal discounts or rebates and are not currently being investigated by any Governmental Authority. Borrowers have complied with all laws of any Governmental Authority which involve or concern anti-trust or anti-competitive restrictions or requirements, and/or which identify restrictions concerning the products and/or services Borrowers perform, develop, manufacture and market.

      5.13 Solvency. Parent is not "insolvent" as that term is defined in
Section 101(32) of the Bankruptcy Code (11

U.S.C. ss. 101(32)), Section 2 of the Uniform Fraudulent Transfer Act ("UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), does not have "unreasonably small capital," as that term is used in Section 548(a)(2)(B)(ii) of the Bankruptcy Code and Section 5 of the UFCA, is not engaged or about to engage in a business or a transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA, is not unable to pay its debts as they mature, within the meaning of Sections 548(a)(2)(B) and 548(a)(2)(A)(iii) of the Bankruptcy Code, Section 4 of the UFTA, or Section 6 of the UFCA and the Borrowers on a consolidated basis now own property having a value both at "fair valuation" and at "present fair salable value" greater than the amount required to pay their aggregate "debts", as such terms are used in Section 2 of the UFTA, or Section 2 of the UFCA. None of the Borrowers will be rendered insolvent (as defined above) by the execution and delivery of this Agreement or any of the other Loan Documents or by the Transactions.

      5.14 Tax Returns. Borrowers have filed on a timely basis all federal, state, county and local income, excise, withholding, value added, property, sales, use, franchise or other tax returns, declarations or reports which any state, local, municipal, or federal authority of any Governmental Authority required Borrowers to file on or before the Effective Date. All such tax returns, declarations and reports were true and correct, and accurately reflected all taxable income and tax liabilities of Borrowers for all periods such reports covered. Borrowers have paid all taxes, interest and penalties, (if any), which became due pursuant to such returns or pursuant to any assessment which has become payable. Borrowers have withheld all monies from their employees which the United States Federal Government, any state government of the United States, or any other Governmental Authority required them to withhold for income taxes, social security or other payroll taxes. Borrowers have collected all such taxes and either paid such taxes to the appropriate agencies of such Governmental Authorities, or set aside funds in sufficient amounts to satisfy all such taxes in accounts established for such purposes, or accrued, reserved against and entered upon their books an amount sufficient to satisfy such taxes. If requested by Lender, Borrowers shall provide Lender, during normal business hours with access to all income and other tax returns they have filed in the previous five (5) years with any Governmental Authority, and, if requested by Lender, will provide Lender with copies of all or any such returns.

      5.15 Financial Statements. Borrowers have provided Lender with audited financial statements concerning Borrowers (the "Audited Financials") for the twelve (12) month period ended January 31, 2000. The Audited Financials were prepared by Borrowers' independent certified public accounting firm (the "Borrowers Accountant"). In addition, Borrowers have provided Lender with unaudited financial statements prepared by Borrowers' management, which cover the two (2) month period ended June 30, 2000 (the "Unaudited Financials"). The Audited Financials, Unaudited Financials and all other financial information, statements, warranties, projections, balance sheets, cash flow statements and reports which Borrowers provide from time to time to Lender shall be referred to collectively in this Agreement as "Financial Statements". The Financial Statements which Borrowers have delivered or will deliver to Lender in the future fully, fairly and accurately present the financial condition of Borrowers and the results of their business operations for the respective periods indicated in such Financial Statements. The Financial Statements were prepared in conformity with GAAP, applied on a basis consistent with prior periods.

      5.16 COBRA. To Borrowers' Best Knowledge, Borrowers have provided each of their former employees with the right to continue his or her respective insurance program with Borrowers, in compliance with all relevant provisions of the Code, as modified by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), including all amendments to COBRA as contained in the Tax Reform Act of 1986, or any subsequent legislation or rules.

      5.17 Intellectual Property. All General Intangibles of Borrowers, including but not limited to trade secrets, Copyrights, Trademarks, licenses, Patents, software, tool kits, modules, modifications, derivative works, rights as an author, moral rights and other intangible, industrial or intellectual property of any type or nature which Borrowers use, own, have applied for, are developing, are licensed to use, are franchised to use, service or which otherwise constitute a part of Borrowers' businesses shall be referred to in this Agreement collectively as "Intellectual Property". All Intellectual Property is valid, subsisting, in good standing and to Borrowers' Best Knowledge, uncontested, except as specifically identified otherwise on attached and incorporated Schedule 5.17. Except as disclosed on Schedule 5.17, Borrowers either own exclusive, full and clear title to the Intellectual Property or have the legal, unencumbered right to use the Intellectual Property they license. No employees or former employees of Borrowers or independent contractors retained by Borrowers have any claim to or title in any Intellectual Property. Borrowers have executed agreements with all such employees and/or independent contractors which specify that Borrowers have sole title to all the Intellectual Property, whether or not developed solely or jointly by or with such employees or independent contractors. None of the Intellectual Property which is or could be a subject of any Patent, Copyright, Trademark or other registration (whether in the United States or any other Governmental Authority) has been claimed or judged to be invalid or unenforceable in whole or in part.

Borrowers have taken all actions and effectuated all registrations necessary to protect and to maintain their exclusive title to the Intellectual Property throughout the world, and necessary to maintain the existence of the Intellectual Property in the United States and to Borrowers Best Knowledge, in any other Governmental Authority in which Borrowers conduct any business, to the extent that failure to take such actions could have a Material Adverse Effect. Prior to utilizing any Intellectual Property in the jurisdiction of any Governmental Authority, Borrowers, to Borrowers' Best Knowledge, have taken all actions necessary to protect and/or register such Intellectual Property so that the use of such Intellectual Property in such jurisdiction will not jeopardize any of Borrowers' ownership or other rights or registrations in such Intellectual Property. Upon demand from Lender, Borrowers shall deliver to Lender copies of all documents which establish or evidence the Intellectual Property in any way, together with a complete and accurate description of all such Intellectual Property. Borrowers own all or possess adequate registrations of the Intellectual Property with Governmental Authorities necessary for Borrowers to continue to operate their businesses as currently conducted. All registered Intellectual Property is identified with particularity on attached
Schedule 5.17. Except as identified on Schedule 5.17, Borrowers do not have to license any Patents owned by any Person in order to operate their businesses, and there exist no "blocking patents" which could require Borrowers to execute any such license in the future. Borrowers did not obtain any Intellectual Property in any illegal fashion, and have not copied any Patent applications, Copyrights, Trademarks or other intellectual property of any other party. Borrowers have implemented adequate procedures to maintain the confidentiality and/or trade secret status of any Intellectual Property which is confidential and/or a trade secret in nature. To Borrower's Best Knowledge, the Intellectual Property does not infringe upon any Patents, Copyrights, Trademarks, licenses, trade secrets or franchises which any other Person or entity may own or claim. There is no claim or action pending or to Borrowers' Best Knowledge threatened concerning any Intellectual Property. None of the Intellectual Property contains any slanderous or defamatory material. All of the Intellectual Property which is comprised of software Borrowers license or sell as a vendor (including but not limited to embedded chips) are calendar year 2000 compliant (i.e. will function fully with dates both prior and subsequent to the calendar year 2000 AD and with leap years, and will not fail to operate in any way because of such dates or leap years). All such Intellectual Property of Borrowers will manage and manipulate data involving dates, including single century and multi-century formulae, and will not cause an abnormally ending scenario within any application or generate incorrect values or invalid results involving any dates or data or software function which is reliant on date information. Borrowers have reviewed all areas within their businesses and operations which could be adversely affected by, and have developed a plan to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications Borrowers use, whether in the form of software or embedded chips, may be unable to recognize and perform properly data-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and Borrowers have made related appropriate inquiries of their material suppliers and vendors. Based on such review and such plan, the Year 2000 Problem will not have a Material Adverse Effect on Borrowers.

      5.18 Title. Except for the Security Interests granted in this Agreement and the Permitted Liens, Borrowers are the sole owners of all Collateral, and Borrowers have good, indefeasible and merchantable title to and ownership of all Collateral, free and clear from any and all adverse liens, security interests, claims or encumbrances of any nature. Borrowers will defend all Collateral diligently against claims and demands of all individuals or entities who at any time claim any interest in any Collateral.

      5.19 Validity, Perfection and Priority. The Security Interests in the Collateral granted under this Agreement constitute valid and continuing, indefeasible, first position security interests in the Collateral, which shall remain and continue in full force and effect until such time as Borrowers jointly, severally and indefeasibly pay to Lender, all amounts Borrowers owe to Lender under the Note and each of the Loan Documents and otherwise pay or perform in full all the Obligations. If any of the Security Interests granted under this Agreement may be perfected by filing, financing statements naming Borrowers as debtors and Lender as secured party shall be filed in all appropriate offices, on or before the Effective Date. All such filings, along with the office, county, state and other identification of the place and time thereof and the Collateral covered thereby, are identified on attached Schedule
5.19. All the Security Interests constitute perfected security interests superior and prior to all Liens, claims and encumbrances of any nature or type, other than the Permitted Liens. Except for those of Lender and corresponding to the Permitted Liens (if any), no financing statement concerning any of the Collateral or any Proceeds of the Collateral is on file in any public office. Borrowers immediately shall notify Lender in writing of any change of name or address (whether personal or business) of Borrowers from that shown in this Agreement.

      5.20 Account Warranties and Representations. Borrowers represent and warrant that to their Best Knowledge: (i) all Accounts are genuine, are in all respects what they purport to be, are not reduced to a judgment and, if evidenced by any instrument, item of Chattel Paper, agreement, contract or Documents, are evidenced by only one executed original revision of such instrument, item of Chattel Paper, agreement, contract, or Document, which original has been endorsed and delivered to Lender or, if arising in the future will immediately be endorsed and delivered to Lender; (ii) all Accounts represent undisputed, bona fide transactions arising in the ordinary course of business in accordance with the terms and provisions contained in any Documents related thereto; (iii) there are no facts, events or occurrences which in any way impair the validity or enforcement of any Accounts or reduce the amount payable thereunder from the amount of the invoice shown on any Accounts Report; (iv) all Account Debtors are solvent and had the capacity to contract at the time any contract or other Document giving rise to or evidencing the Accounts was executed; (v) the goods and/or services the sale, licensing or leasing of which gave rise to the Accounts are not, and were not at the time of the sale, licensing or leasing thereof, subject to any lien, claim, security interest or other encumbrance, except those of Lender, and those removed or terminated prior to the Effective Date, and the Permitted Liens; and (vi) the Accounts have not been pledged or sold to any other Person or otherwise encumbered and Borrowers are the owners of the Accounts free of all liens and encumbrances except those of Lender and the Permitted Liens.

      5.21 ERISA. As of the Effective Date, all Plans satisfy all minimum funding standards of Section 302 of ERISA, and no Reportable Event, Termination Event or Unfunded Benefit Liabilities currently exist or with the closing of the Transaction will exist concerning any such Plan of Borrowers or any member of any Borrowers' ERISA Controlled Group.

      5.22 Survival and Reaffirmation of Representations and Warranties. All the covenants, representations and warranties set forth in Article 5 of this Agreement shall survive and continue to be true, complete and correct until all Obligations are indefeasibly paid and/or performed in full. Each request for an Advance or L/C made by Borrowers shall constitute: (i) an automatic representation and warranty by Borrowers to Lender that as of the date of such request, there does not exist any Default Event; and (ii) a reaffirmation as of the date of said request of all representations and warranties of Borrowers set forth in this Agreement.

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

      6.1 Duration of Affirmative Covenants. Borrowers covenant and agree that on and after the Effective Date, and until Borrowers indefeasibly pay and/or perform in full all the Obligations, Borrowers shall comply with the affirmative covenants set forth in Sections 6.2 through 6.12 below.

      6.2 Financial Covenant. At all times during the term of this Agreement, Parent shall maintain in the Pledged Account, a cash deposit in the form of readily available funds or Cash Equivalents, in a minimum, principal amount (the "Minimum Deposit Requirement") equal to the greater of: (i) one hundred fifty percent (150%) of the amount outstanding under the Revolving Loan; or (ii) the sum of six million dollars ($6,000,000.00) plus the amount outstanding under the Revolving Loan.

      6.3 Information Covenants.

            (a) General Obligation to Provide Notice. Borrowers will furnish to Lender written notice of each of the events and within the time periods, referenced in Sections 6.3(b) through 6.3(g) below.

            (b) Notice of Default, Liens or Litigation. Promptly, and in any event within ten (10) Business Days after Borrowers obtain knowledge of each of the following, Borrowers shall provide written notice of the same to Lender: (i) the occurrence of any Default Event; (ii) any Lien on, or any claim or charge asserted against any Collateral; (iii) any litigation or governmental proceeding pending or threatened against Borrowers which could, if adversely determined, have a Material Adverse Effect or which may affect or impair any Security Interests; or (iv) any other event, act or condition which could have a Material Adverse Effect on Collateral or Borrowers, or which may affect or impair any Security Interests.

            (c) ERISA Notices. Borrowers shall provide written notice of each of the following ERISA matters to Lender within the time periods provided:

                  (i) as soon as possible, and in any event within ten (10) Business Days after Borrowers or any member of its ERISA Controlled Group knows, or have reason to know, that: (A) any Termination Event with respect to a Plan has occurred or will occur, (B) any condition exists with respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on Borrowers or any member of their ERISA Controlled Group, (C) Borrowers or any member of their ERISA Controlled Group applies for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, (D) Borrowers or any member of their ERISA Controlled Group engage in a "prohibited transaction," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA, (E) the aggregate present value of the Unfunded Benefit Liabilities under all Borrowers' Plans exceeds fifty thousand dollars ($50,000.00), (F) any condition exists with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by Borrowers or any member of their ERISA Controlled Group from a Multiemployer Plan, (G) Borrowers or any member of their ERISA Controlled Group is in "default" (as defined in Section 4219(c) (5) of ERISA) with respect to payments to a Multiemployer Plan, (H) a Multiemployer Plan is in "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA), (I) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of Borrowers and the members of their ERISA Controlled Group with respect to all Multiemployer Plans is in excess of fifty thousand dollars ($50,000), (J) an action is brought against Borrowers or any member of their ERISA Controlled Group under Section 502 of ERISA with respect to a failure to comply with
Section 515 of ERISA; and

                  (ii) as soon as possible, and in any event within ten (10) Business Days after the receipt by Borrowers or any member of their ERISA Controlled Group of a demand letter from the PBGC notifying Borrowers or such member of their ERISA Controlled Group of the PBGC's final decision finding liability and the date by which such liability must be paid, Borrowers shall provide Lender with a copy of such letter, together with a certificate of the chief financial officer of Borrowers setting forth the action which Borrowers or such member of their ERISA Controlled Group proposes to take with respect to such matter. In the case of a notice required under Sections 6.3(c)(i)(A) through 6.3(c)(i)(J) of this Agreement, Borrowers shall deliver to Lender, a certificate of Borrowers' duly authorized executive officer, setting forth the details of each such event and the action which Borrowers or the applicable member of their ERISA Controlled Group proposes to take with respect to such matter, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to such events.

            (d) Environmental Notices. Promptly, and in any event within ten
(10) Business Days after the existence of any of the following, Borrowers shall provide Lender with a certificate of Parent's duly authorized executive officer specifying in detail the nature of such condition and Borrowers' or their Environmental Affiliate's proposed response to any of the following: (i) the receipt by Borrowers or any of their Environmental Affiliates of any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that Borrowers or such Environmental Affiliate is not in compliance with any Environmental Laws; (ii) Borrowers or any of their Environmental Affiliates obtains actual knowledge that there exists any Environmental Claim pending or threatened against Borrowers or such Environmental Affiliate; (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against Borrowers or any of their Environmental Affiliates. Borrowers shall comply fully with and assist any associated environmental investigation and/or clean-up, and promptly complete any remedial actions.

            (e) Financial Statements. Until all Obligations are indefeasibly paid or performed, Borrowers shall provide Lender consolidated interim, internally prepared income statements, cash flow statements, balance sheets, profit and loss statements, shareholder equity statements and statements of changes in financial position, each with supporting footnotes (if any), on a calendar quarterly basis, as soon as practicable but in no event more than forty-five (45) days following the final day of each such calendar month occurring during the term of this Agreement. Each such Financial Statement shall be in reasonable detail, shall identify in detail Borrowers' operations, shall be certified by the Authorized Representative, and shall be accurate and fairly present Borrowers' financial condition. In addition, as soon as practicable but in no event more than ninety (90) days from the final day of each Fiscal Year occurring while the Loan and/or any Obligations are outstanding, Borrowers shall provide Lender with complete, audited annual Financial Statements, balance sheets, cash flow statements, shareholder equity statements profit and loss statements, and income sheets, inclusive of all footnotes and comments concerning all aspects of Borrowers' businesses, which Financial Statements shall be certified to have been prepared in accordance with GAAP by Borrowers' Accountant, and said certified Financial Statements shall contain the unqualified opinion of such independent certified public accountants with respect to such Financial Statements.

            (f) Fiscal Year. At all times during the terms of this Agreement, Borrowers' Fiscal Year will end on December 31, and no Borrower will change such Fiscal Year, without first providing at least thirty (30) days prior, written notice to Lender.

            (g) Other Information and Representation Updates. From time to time, Borrowers shall provide

Lender with such other information or documents (financial or otherwise) as Lender reasonably may request, within ten (10) Business Days of Lender's request for the same. Within ten (10) Business Days of discovering the same, Borrowers shall update any representations or warranties of Borrowers set forth in this Agreement, if facts or events arise which cause such representations or warranties to become wholly or partially untrue, misleading or materially different than as set forth in this Agreement.

      6.4 Books, Records and Inspections. Borrowers shall keep complete, proper accurate books of record and account concerning their businesses and the Collateral, in which Borrowers shall make full, true and correct entries, in conformity with GAAP and all requirements of law, of all dealings and transactions in relation to their businesses, the Collateral and their activities. Borrowers shall permit officers and designated representatives of Lender, at Lender's expense, (including, without limitation, internal or external auditors of Lender) to visit and inspect any of the properties of Borrowers and to examine the books of record and account of Borrowers, to review and/or audit the books and records of Borrowers, to review the work papers of Borrowers' independent certified public accountants, make copies or abstracts of any of the preceding, and to discuss the affairs, finances and accounts of Borrowers with, and be advised as to the same by, the officers and independent accountants of Borrowers, all upon reasonable notice and at such reasonable times as Lender may desire. By this provision, Borrowers irrevocably authorize all their officers to discuss said finances and affairs with Lender.

      6.5 Insurance. At all times during the term of this Agreement, Borrowers will maintain insurance on the Collateral against such risks ordinarily insured against by reasonably prudent individuals in similar business situations. Without limiting the generality of the preceding, Borrowers will maintain in full force and effect, at a minimum, each of the following types of insurance:

            (i) property insurance covering the Collateral from damage or loss by fire, theft, explosion, sprinklers, lightening, wind storm, vandalism, malicious mischief and all other hazards or risks ordinarily insured against under "all risk" coverage policies in the State of Illinois in an amount equal to one hundred percent of such Collateral's replacement value;

            (ii) comprehensive general public liability insurance (including coverage for elevators and escalators, if any, contractual liability, explosion, underground property and broad form property damage endorsement against claims for bodily injury, death, or property damage occurring or caused by events occurring on, in or about any Real Property;

            (iii) product liability insurance in such amounts as are reasonable for the risks presented by the Inventory Borrowers sell;

            (iv) worker's compensation and employer's liability insurance covering Borrowers' employees in such amounts as are required by law from time to time;

            (v) fire and extended coverage insurance (contents broad form) and sprinkler leakage insurance on Borrowers' tangible personal property located on any real property including but not limited to any improvements thereto, in an amount sufficient to insure fully such tangible personal property; and

            (vi) business interruption insurance in such amounts as Lender reasonably establishes from time to time, but in no event less than the estimated regularly scheduled principal and interest payments due under the loans in a complete twelve (12) month period.

                  All such insurance will be in such form, for such period and written by such companies as Lender reasonably may approve in writing from time to time. Lender's acceptance of a policy in lesser amounts or risks does not constitute and will not constitute a waiver of Borrowers' foregoing obligations. Borrowers shall deliver to Lender an original certificate of insurance evidencing all coverage required of Borrowers under this Agreement, and if Lender so requests, the original (or certified) copy of each such policy of insurance and corresponding evidence of Borrowers' payment of all associated premiums. Borrowers shall deliver renewals of all such insurance policies to Lender, at least ten (10) business days prior to their then scheduled expiration dates. Each such policy of insurance will contain an endorsement, in form and substance satisfactory to Lender, which shows all losses payable to Lender, or in Lender's reasonable discretion, Borrowers will be permitted to execute a separate assignment thereof also in form and substance satisfactory to Lender. Lender will be named as "Lender Loss Payee, Mortgagee, Additional Insured and Secured Party" in all policies of property insurance any Borrower obtains, and Lender will be named as an "Additional Insured" in all policies of liability insurance any Borrower obtains. Each endorsement of an insurance policy will provide that the applicable insurance companies will provide Lender at least thirty (30) days advance, written notice before materially modifying and/or canceling any such policy, and will further provide that no default by any Borrower or any other person will affect Lender's right to recover under any such policy in case of loss or damage. Borrowers jointly, severally and irrevocably direct all insurers under any such policies to pay all proceeds thereunder directly to Lender, and specifically authorize said insurance companies and Lender to rely upon said direction without obtaining any further authority from Borrowers. Commencing upon the occurrence and continuing for the duration of any Default Event, Borrowers irrevocably appoint Lender and its respective officers, employees or agents as Borrowers' true and lawful attorney and agent in fact to make, settle and adjust any claims under any insurance policies Borrowers obtain from time to time, endorsing Borrowers' names in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such insurance policies and for making all determinations and decisions concerning the same. If Borrowers fail to obtain or maintain any insurance coverage as required under this Section, Lender will have the right (but not the obligation) to obtain and maintain any such coverage, with such insurance companies as Lender deems appropriate in any such action for failure to act by Lender will not waive or release any of the Obligations and may be effected without any notice whatsoever to Borrowers. Borrowers specifically acknowledge the premium Lender pays in accordance with its preceding authority, if any, may be greater than those which Borrower could have obtained, and Borrowers specifically waive any claims, rights or remedies with respect thereto. Any such expenses for costs which Lender incurs under this Agreement, (including but not limited to its reasonable attorney's fees) will constitute part of the "Obligations" as defined in this Agreement and will be payable by Borrowers to Lender on demand.

      6.6 Taxes. Borrowers shall pay or cause to be paid when due, all taxes, Charges and assessments and all other lawful claims they are required to pay to any Governmental Authority, except as Borrowers may contest in good faith and by appropriate proceedings diligently conducted, so long as Borrowers establish adequate reserves with respect to such contest, in accordance with GAAP.

      6.7 Franchises. Borrowers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate or limited liability company existence and all their Patents, Trademarks, service marks, trade names, Copyrights, franchises, licenses, other Intellectual Property, Permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals necessary or desirable in the conduct of their businesses.

      6.8 Compliance with Law. Borrowers shall comply with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the Collateral, the conduct of their businesses and the ownership of their properties, including, without limitation, all Environmental Laws, ERISA laws, COBRA and the Fair Labor Standards Act, as amended, provided that Borrowers' failure so to comply will not create a Default Event unless it could have a Material Adverse Effect on Borrowers or the Collateral, or could result in an imposition of a Lien on the Collateral.

      6.9 Performance of Obligations. Borrowers shall perform all of their obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which they or any of the Collateral or their properties are bound or to which Borrowers are parties, including but not limited to each of the Loan Documents.

      6.10 Conduct of Business. Borrowers shall conduct their businesses solely in the ordinary course, including but not limited to collecting Accounts receivable and/or developing, selling or licensing (as applicable) Inventory (such as computer software licenses) and/or providing services.

      6.11 Use of Loan Proceeds and Account Maintenance. At all times while the Loan are outstanding and until the entire principal balance of all Loan and the other Obligations are indefeasibly paid or performed in full, Borrowers shall maintain all their disbursement, depository and short-term investment accounts with Lender except for the Pledged Account, which will be maintained with Banc One, and except for the following accounts, none of which will be the primary deposit account of Parent: (i) Bank of America Tulsa, account #3380-0004-0237;
(ii) Bank One Dallas, account #1052934; (iii) Firstar Milwaukee, account #182844190; and (iv) Chase Manhattan Bank, 2219 Broadway, New York, New York 11374, account # 134-661761. Borrowers understand that Lender will charge monthly and other service charges for all accounts Borrowers establish with Lender, as determined by Lender in accordance with its customary practices in effect from time to time. Lender will deduct such charges directly from any of Borrowers' accounts. Borrowers shall use any Advances or other proceeds they receive under the Loan solely for the lawful pursuit of their businesses, as duly authorized by appropriate resolutions of their boards of directors or other governing body, and not for any personal use nor for any unlawful purposes such as but not limited to any improper inducement, whether financial, material or otherwise, to any supplier, customer or individual working for any Governmental Authority.

      6.12 Collateral Maintenance. Borrowers shall keep the Collateral in good order and repair, shall not waste or destroy the Collateral and shall not utilize the Collateral in derogation of any laws, rules, regulations, orders, decrees, judgments or ordinances of any Governmental Authority. Borrowers shall pay when due all taxes on the Collateral or incident to its use.

                                    ARTICLE 7
                               NEGATIVE COVENANTS

      7.1 Duration of Negative Covenants. Borrowers jointly and severally covenant and agree that on and after the Effective Date and until Borrowers indefeasibly pay and/or perform in full all the Obligations owed to Lender, Borrowers shall comply with the negative covenants set forth in Sections 7.2 through 7.8 below.

      7.2 Indebtedness and Contingent Obligations. Without the prior written consent of Lender, Borrowers shall not create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or Contingent Obligations, other than: (i) Indebtedness under this Agreement and under the other Loan Documents; (ii) Indebtedness approved by Lender and outstanding on the Effective Date as specifically disclosed on attached and incorporated Schedule 7.2; (iii) Indebtedness which is unsecured and which Borrowers owe to Persons who execute and deliver to Lender (in form and substance acceptable to Lender and its counsel, in their sole discretion) subordination agreements subordinating their claims against Borrowers to the payment of the Obligations; (iv) other Indebtedness under Swap Agreements entered into with either Lender or an affiliate of Lender; (v) Capitalized Leases permitted in Section 7.3; (vi) Indebtedness secured by purchase money security interests permitted in Section 7.3; (vii) Indebtedness under the Related Agreements; and (viii) obligations owing to Lender associated with purchase of the property located at 420 W. Huron, Chicago, Illinois. Borrowers have no outstanding Rate Hedging Obligation as of the Effective Date and will not incur one thereafter, unless Borrowers do so with Lender or one of Lender's affiliates.

      7.3 Liens. Without the prior, written consent of Lender, Borrowers shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien on any Collateral (other than the Security Interests of Lender under this Agreement) or on any of its other property now owned or subsequently acquired, other than the following, which will constitute "Permitted Liens" under this
Agreement: (i) the Permitted Liens existing on the Effective Date as specifically disclosed on Schedule 4.2; (ii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed by ERISA or pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security; (iv) those other Liens shown on the Financial Statements of Borrowers which Lender has approved, in writing; (v) Liens for Capitalized Leases, other sale - lease backs or other Equipment Leases which Borrowers incur in the ordinary course of business and which do not exceed, $1,000,000.00 per year, in the aggregate; and (vi) Liens in the form of "purchase money security interests" (as defined in the UCC) which, individually or in the aggregate do not exceed $500,000.00 at any time.

      7.4 Sale of Assets. Borrowers shall not, directly or indirectly assign, pledge, hypothecate, encumber, grant a security interest in, convey, lease, sell, transfer or otherwise dispose of (or agree to do so at any future time), by sale, merger, consolidation, liquidation, dissolution or otherwise, all or any part of the Collateral or any of their other properties or assets, except:
(i) sales of Inventory and/or licenses in the ordinary course of business; and
(ii) sales of Equipment which is uneconomic, obsolete or no longer useful in their businesses.

      7.5 Plans. Borrowers shall not, nor shall they permit any member of their ERISA Controlled Groups to, take any action which would increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of fifty thousand and 00/100 dollars ($50,000).

      7.6 No Impairment. Borrowers shall not take or permit to be taken any action which would or reasonably could be expected to impair Lender's rights, titles or Security Interests in any Collateral, nor enter into any transaction which could adversely affect Borrowers' ability to pay or perform the Obligations. Borrowers further shall not guaranty or otherwise in any way become liable concerning the obligations of any Person, except: (i) their Affiliates' obligations to

Lender (if any); and (ii) by endorsement of instruments or items of payment for deposit to the general accounts of Borrowers maintained with Lender, or for delivery to Lender on account of the Obligations.

      7.7 Materials of Environmental Concern. Borrowers shall not use in their businesses or operations, any products or by-products which constitute, nor store or hold at any site or location at which they conduct business or otherwise operate, any Hazardous Substances or Materials of Environmental Concern unless Borrowers comply with all requirements of applicable Environmental Laws which require the special handling, collection, storage, treatment, disposal or transportation of such items. Borrowers shall not release and shall not permit the release of any Materials of Environmental Concern on, from or near any location at which Borrowers conducts their business or operations, nor in any way violate any Environmental Laws.

      7.8 Margin Stock. Borrowers shall not use all or any portion of the proceeds from the Loan to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                                    ARTICLE 8
                                 DEFAULT EVENTS

      8.1 Default Events. Each of the events, acts, occurrences or conditions identified in Sections 8.1(a) through 8.1(l) below shall constitute "Default Events" under this Agreement, regardless of whether such events, acts, occurrences or conditions are voluntary or involuntary, result from the operation of law or equity, or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any Governmental Authority.

            (a) Failure to Make Payments. A Default Event shall occur if Borrowers fail to pay when due any principal or interest under the Loan or Note, or any other amounts Borrowers may owe under this Agreement or any other Loan Document when due, either by their terms, by acceleration or otherwise, and such default continues uncured for ten (10) Business Days.

            (b) Breach of Representation or Warranty. A Default Event shall occur if any Financial Statement, representation or warranty of Borrowers in this Agreement or in any other Loan Document or in any certificate or statement delivered pursuant to this Agreement or any other Loan Document or otherwise made in writing to Lender proves to be false or misleading in any material respect either on the date as of which made or deemed made, or as to those representations and warranties of Borrowers which are ongoing or required to be updated, with the passage of time or the giving of notice.

            (c) Collateral, Security and Related Problems. A Default Event shall occur if there is any loss, theft or substantial damage to or destruction, sale or encumbrance of any Collateral (except as permitted under the terms of this Agreement) or if any seizure, levy or attachment on or of the Collateral occurs or vests or any Collateral becomes subject to a writ or distress warrant. A Default Event shall occur under this Agreement if at any time Lender loses any of its Security Interests under this Agreement, or if said Security Interests are in any way diminished, altered or modified in a manner which is or could be to the detriment of Lender. A Default Event shall occur if any material, uninsured damage to or loss, theft or destruction of any Collateral transpires. A Default Event shall occur if a notice of lien, levy or assessment is filed of record with respect to all or any Collateral by the United States, any department, agency or instrumentality thereof, or by any state, county, municipal or other Governmental Authority, including without limitation, the PBGC, or any taxes or debts owed to any of the foregoing become a lien or encumbrance upon any Collateral, and such lien or encumbrance is not released within thirty (30) days after its creation.

            (d) Breach of Covenants. A Default Event shall occur if: (i) Borrowers fail to perform or observe any agreement, covenant or obligation arising under Articles 6 or 7 of this Agreement and such failure is not cured within seven (7) Business Days; or (ii) Borrowers fail to perform or observe any agreement, covenant or obligation arising under this Agreement or any other Loan Document not specifically described in subsections (a), (b), (c) and (d)(i) above, or otherwise fails to perform any Obligation when due, and such failure continues uncured to Lender's satisfaction for thirty (30) days.

            (e) Default Under Other Agreements. A Default Event shall occur if Borrowers default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness, or Borrowers or any guarantor of Borrowers' Obligations defaults in the performance or observance of any obligation or condition with respect to any such Indebtedness. A Default Event also shall exist if any other event occurs or condition exists, if the effect of such event or condition is to accelerate the maturity of Indebtedness involving $500,000.00 or more, individually or in the aggregate, which Borrowers or any guarantor of Borrowers' Obligations owe to any Person or to permit (or, with the giving of notice or lapse of time or both, would permit) the holder or holders or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or if any such Indebtedness otherwise becomes or is declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

            (f) Bankruptcy, etc. A Default Event shall occur if: (i) Borrowers or any of them commence a voluntary case concerning themselves under the Bankruptcy Code or any other law; (ii) an involuntary bankruptcy case is commenced against Borrowers or any of them and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days after commencement of such case; (iii) a "custodian" (as defined in the Bankruptcy
Code) or similar Person is appointed for, or takes charge of, all or substantially all of any Borrower's property, or Borrowers or any of them commence any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any Governmental Authority, whether now or subsequently in effect, or there is commenced against Borrowers or any of them any such proceeding which remains undismissed for a period of sixty (60) days following commencement; (iv) any order of relief or other order approving any such case or proceeding is entered; (v) Borrowers or any of them become insolvent or are adjudicated bankrupt; (vi) Borrowers or any of them suffer any appointment of any custodian or the like for them or any substantial part of their property to continue undischarged for a period of thirty (30) days; (vii) Borrowers or any of them make a general assignment for the benefit of creditors; (viii) Borrowers or any of them fail to pay, or state that they are unable to pay, or become unable to pay, their debts generally as they become due; (ix) Borrowers or any of them call a meeting of creditors with a view to arranging a composition or adjustment of debts; (x) Borrowers or any of them by any act or failure to act, consent to, approve of or acquiesce in any of the foregoing; or (xi) any action is taken by Borrowers or any of them for the purpose of effecting any of the foregoing.

            (g) Loan Documents. A Default Event shall occur if any provision of this Agreement or any other Loan Document ceases to be in full force and effect, or ceases to give Lender the Liens, Security Interests, rights, powers and privileges purported to be created in such instrument.

            (h) Judgments. A Default Event shall occur if one or more non-appealable judgments or decrees which individually or in the aggregate total $1,000,000.00 or more, are entered by a court or courts of competent jurisdiction against Borrowers (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of the full amount of such claim, in writing), if the same is/are not paid in full in accordance with the terms of such judgment(s).

            (i) Material Adverse Effect. A Default Event shall occur if a Material Adverse Effect occurs in or to the Collateral or the business, operations, or conditions (financial or otherwise) of Borrowers, or the ability of Borrowers to perform or pay the Obligations or in the ability of Lender to enforce the Obligations or the Security Interests, or otherwise foreclose against, garnish or collect any Collateral.

            (j) ERISA. A Default Event shall occur if: (i) any Termination Event occurs; (ii) any Plan incurs an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) Borrowers or a member of their ERISA Controlled Group engage in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $50,000 on Borrowers or any member of their ERISA Controlled Group; (iv) Borrowers or any member of their ERISA Controlled Group fail to pay when due an amount which any of them has become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA; (v) a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Plan of Borrowers or any member of their ERISA Controlled Group must be terminated or have a trustee appointed to administer any Plan; (vi) Borrowers or a member of their ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan, or is in "default" (as defined in Section 4219(c) (5) of ERISA) with respect to payments to a Multiemployer Plan; (vii) a proceeding is instituted against Borrowers or any member of their ERISA Controlled Group to enforce Section 5l5 of ERISA; (viii) any other event or condition occurs or exists with respect to any Plan which could subject Borrowers or any member of their ERISA Controlled Group to any tax, penalty or other liability in excess of $50,000; or (ix) Borrowers fail to comply with all notice and continuation requirements under COBRA concerning any of Borrowers' employees.

            (k) Environmental Matters. A Default Event shall occur if: (i) any Environmental Claim is asserted against Borrowers or any of their Environmental Affiliates which could have a Material Adverse Effect; (ii) any release, emission, discharge or disposal of any Material of Environmental Concern occurs, and such event could form the basis of


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

an Environmental Claim against Borrowers or any of their Environmental Affiliates which could have a Material Adverse Effect; or (iii) Borrowers or their Environmental Affiliate fail to obtain any Environmental Approval necessary for the management, use, control, ownership, or operation of their business, property or assets or any such Environmental Approval is revoked, terminated or otherwise ceases to be in full force and effect, in each case, if the existence of such condition could have a Material Adverse Effect.

            (l) Related Matters. A Default Event shall occur if there is any default under or breach of any Related Agreement, or any Borrower commits any default under any agreement between any Borrower and Lender not specifically referenced in this Agreement, as the documentation of any of the preceding either currently exists or is amended or restated from time to time.

      8.2 Rights and Remedies.

            (a) General. In addition to all other remedies available to Lender contractually, at law, in equity or otherwise, upon the occurrence of any Default Event, Lender also will have the remedies identified below in this
Section 8.2.

            (b) Acceleration of Obligations. Upon and after the occurrence of a Default Event, Lender, at its option and without demand, notice, or legal process of any kind, may declare all the Obligations under the Loan immediately due and payable, whereupon said Obligations shall become immediately due and payable, irrespective of which Loan or Loan Document the applicable Default Event pertained to or affects, (with all Default Rate interest, if applicable), and without presentation, demand, or protest or other notice or requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which Borrowers expressly waive. Borrowers jointly and severally shall pay all costs of Lender associated with Lender's exercise of any rights under this Section 8.2, on demand.

            (c) Bankruptcy. Upon the occurrence of any Default Event described in Section 8.1(f) above: (i) all Loan Commitments under this Agreement shall terminate automatically and immediately; and (ii) the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any and all other Obligations then owing automatically shall become due and payable immediately, (including any and all applicable Default Rate interest), without presentation, demand or protest or other notice or requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which Borrowers expressly waive.

            (d) UCC and Cumulative Remedies. Borrowers specifically acknowledge and agree that upon the occurrence of any Default Event, Lender shall have all rights available to it under this Agreement, under any other Loan Document, under the UCC (as a secured party or otherwise), at law, in equity or otherwise, and that all remedies set forth in this Agreement are cumulative and not exclusive. Lender may pursue any one or more of said remedies or rely upon any other remedies available to Lender under this Agreement, any other Loan Document, at law, in equity or otherwise, individually, concurrently or as Lender deems appropriate.

            (e) Peaceful Entry, etc. Lender shall have the right to: (i) enter peacefully upon Borrowers' premises or any other place or places where the Collateral is located and kept, without any obligations to pay rent to Borrowers or any other Person, through self-help and without judicial process or first obtaining a final judgment or giving Borrowers notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral; and/or (ii) require Borrowers to assemble and deliver the Collateral to Lender at a place to be designated by Lender.

            (f) Accounts. Lender shall have the right to: (i) open Borrowers' mail and collect any and amounts due from Account Debtors; (ii) notify Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein; and (iii) direct such Account Debtors to make all payments due from them upon the Accounts, including but not limited to the Special Collateral directly to Lender or to a lock box designated by Lender. Lender shall promptly furnish Borrowers with a copy of any such notice and Borrowers agree that any such notice in Lender's reasonable discretion, may be sent on Lender's stationery, in which event, Borrowers upon demand, shall co-sign such notice with Lender.

            (g) Dispose of Collateral. Lender shall have the right to sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as provided in Section 8.4 below, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, deems advisable. At any such sale or sales, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on Borrowers' premises or elsewhere and shall have the right to use Borrowers' premises without charge for such sales for such time or times as Lender sees fit. Borrowers grant an irrevocable license or other right to use, without charge, Borrowers' labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks and advertising matter, or any property of a similar nature in advertising for sale and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to Lender's benefit, but Lender shall have no obligations thereunder. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' and paralegal fees and expenses Lender incurred for enforcement of its rights under any Loan Document, or for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to Loan Rate and Default Rate interest due upon any Obligations; and third to the principal of the Obligations. Lender shall account to Borrowers for any surplus. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor, together with interest at the Default Rate until paid. Borrowers irrevocably waive any requirement that Lender obtain or post any bond in connection with pursuing any of its rights or remedies against any Collateral, under this Agreement of any other Loan Document, or arising at law, in equity or otherwise.

            (h) Terminate All Loan Commitments and Exercise Common Law Rights. Upon the occurrence of any Default Event, Lender may, by written notice to Borrowers declare that all Loan Commitments under this Agreement are terminated, whereupon said Commitments and the obligation of Lender to continue to make Advances or extend any credit to Borrowers shall terminate immediately. Moreover, upon the occurrence of any Default Event, Lender shall be entitled to exercise at any time or from time to time, in whole or in part, its common law set-off rights respecting any amounts on deposit in any of Borrowers' Deposit Accounts maintained with Lender, and Lender agrees to look first to the Pledged Account.

      8.3 Joint and Several Nature of Obligations. Borrowers specifically agree that all the Obligations constitute the joint and several Obligations of each of them. Each Borrower individually will have full and complete responsibility for all Obligations, irrespective of whether Lender elects to make all Borrowers parties to any suit or claim in respect of any specific Default Event or Obligation. Therefore, if any Obligation is not performed or paid when and as the same is due in accordance with the terms of this Agreement, or any other Loan Document, the Lender at its sole election and option, may bring one or more successive or concurrent suits against one, a few or all Borrowers, whether or not the Borrower who is subject to such suit is the Borrower which incurred the applicable Obligation or otherwise committed or is affected by the applicable Default Event. Each Borrower waives any right to assert as a defense in any such action, any counterclaim, set-off, crossclaim (legal or equitable) which any of them now or subsequently may have, whether against any other Borrower, any guarantor of any Obligations, any of their respective Affiliates or any other Person.

      8.4 Notice. Borrowers agree that any notice Lender is required to give of a sale, lease, other disposition of any Collateral or any other intended action by Lender, which is personally delivered to Parent or which is deposited in the United States mail, postage prepaid and duly addressed as provided in Section
9.3 below, at least ten (10) Business Days prior to any such public sale, lease or other disposition or other action being taken, or the time after which any private sale of the Collateral is to be held, shall constitute commercially reasonable and fair notice thereof to all Borrowers.

      8.5 Assignment of Intellectual Property. Immediately upon the occurrence of a Default Event, Borrowers grant, convey and assign to Lender, exclusively for and throughout the world, in and for all languages (including but not limited to computer languages and human languages) and media (now or subsequently existing) all of Borrowers' rights, titles and interests in their Intellectual Property, including but not limited to all rights of Borrowers under federal or state copyright, trademark, trade name, trade secret, patent, intellectual property and other statutory or common laws, including the right to sue for and collect and retain damages for past or future infringement of the same, to enforce the same, to register or re-register the same and to exploit the same. The foregoing assignment of rights by Borrowers to Lender is all inclusive and without reservation, and shall become immediately effective without any further act of Borrowers or Lender, upon the occurrence of


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

a Default Event. Irrespective of the preceding, Borrowers covenant and agree that they shall execute any and all documents necessary, appropriate or desirable, as reasonably requested by Lender, to evidence or consummate the preceding assignment. Borrowers' assignment of Intellectual Property to Lender upon the occurrence of a Default Event constitutes a complete, absolute and exclusive transfer of all rights (legal, equitable, use, copyright, trademark, service mark, patent and otherwise) in the Intellectual Property, whether currently existing or arising in the future. Borrowers do not reserve or retain any title or interest in its Intellectual Property, any component of its Intellectual Property or any related information, including the right to prosecute claims or rights concerning reissues and applications for reissues of Patents, requests for reexamination of Patents and foreign counterpart patents and application relating to the same, and/or the right to sue for past, present or future infringement of any Intellectual Property as well as the rights to collect and retain all damages associated therewith. Borrowers specifically represent, warrant and covenant to Lender that, if Lender exercises any of its rights in, to or against any Intellectual Property, whether arising under this Agreement or otherwise, that said exercise by Lender will not constitute a violation of any Agreement concerning such Intellectual Property whether in the form of a license, royalty agreement, know-how transfer, Copyright, Patent or Trademark Agreement or otherwise.

                                    ARTICLE 9
                                  MISCELLANEOUS

      9.1 Payment of Expenses, Indemnity, etc.

            (a) Payment of Fees. Borrowers jointly and severally shall pay, immediately on demand all out-of-pocket costs and expenses of Lender arising in connection with: (i) Lender's preservation or perfection of its Security Interests or other rights under, and enforcement of or foreclosure under, the Loan Documents and the documents and instruments referenced therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for Lender) and/or any inspection, verification or other costs of Lender; (ii) any attempt by Lender to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any of the Collateral and/or inspection, verification, protection, collection, sale, liquidation or other disposition of any of the Collateral; and
(iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers, or any other Person) which in any way relates to the Collateral, this Agreement, the Loan Documents, or Borrowers' affairs, including but not limited to any attempt by Lender to enforce any of its rights against any Account Debtors or concerning any Accounts. In any such event, the reasonable attorneys', paralegals' fees and expenses of Lender arising from such activity and all other reasonably incurred expenses, costs, charges and fees of or paid by Lender in connection with or related to the events or actions described in this Section shall be paid by Borrowers jointly and severally to Lender on demand, and shall constitute additional "Obligations". Without limiting the generality of the preceding, all such expenses, costs, charges and fees may include reasonable accountants' fees, costs and expenses, court cost fees and expenses, photocopying and duplicating expenses, court reports fees, costs and expenses, long distance telephone charges, air express charges, telegram charges and secretarial overtime charges.

            (b) General Indemnification Obligations. Borrowers jointly and severally, upon demand, shall defend, indemnify and hold harmless Lender, its successors, assigns, partners and affiliates and each of their respective officers, shareholders, directors, agents, employees and representatives (collectively the "Indemnitees"), from and against all liabilities and reasonable expenses (including but not limited to attorneys' fees), judgments, fines or penalties, which any Indemnitee may incur that results from any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative, including any associated appeals) in or under the laws of any Governmental Authority, whether or not such Indemnitee is a party to the same, or is threatened to become a party to the same, which arise due to: (i) the negotiation, execution, delivery or performance of any Loan Document; (ii) any violation by Borrowers, or any of their respective Environmental Affiliates, of any Environmental Law; (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by Borrowers or any of their respective Environmental Affiliates, including, without limitation, all on site and off-site activities, transportation and storage involving Materials of Environmental Concern; and (iv) the breach of any Loan Document and/or the occurrence of any Default Event. Borrowers' obligations under this Section 9.1 shall survive the termination of the Loan Documents and the payment of the Obligations.

            (c) Failure to Pay on Demand. If Borrowers fail to pay Lender any amount identified in Sections 8.2 or 9.1 of this Agreement on demand, then commencing on the date Lender made demand for such payment, until such payment is made, such unpaid amount shall bear interest at the Default Rate.

      9.2 Undiminished Application of Terms and Provisions. Borrowers acknowledge and agree that, notwithstanding any investigation or due diligence performed by Lender, all covenants, agreements, representations and warranties of Borrowers set forth in this Agreement are material, and were relied upon by Lender in accordance with their express terms. Therefore, each of such covenants, agreements, representations and warranties shall survive the execution and delivery to Lender of this Agreement, the Note, any extension or renewal of this Agreement or the Note, and/or any other Loan Documents. No investigation or due diligence performed by Lender shall in any way modify or diminish any of the respective agreements, covenants, representations or warranties of Borrowers set forth in this Agreement, and this Agreement shall continue to secure and govern all terms of any extensions or renewals of the Note. From time to time, Borrowers shall execute and deliver to Lender such additional documents and shall provide such additional information as Lender reasonably may require either to effectuate any of the terms and provisions of this Agreement, the Note or any other Loan Document, or to keep Lender, in Lender's sole judgment adequately informed of Borrowers' status and affairs.

      9.3 Notices. All notices concerning this Agreement shall be given in writing, as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it, in which case such notice shall be deemed given on the date of delivery; (ii) by mailing such notice by registered or certified mail, return receipt requested, in which case such notice shall be deemed given ten (10) Business Days from the date of its mailing; (iii) by Federal Express, UPS, DHL or any other overnight carrier, in which case such notice shall be deemed given two (2) Business Days from the date of its transmission; or (iv) by Facsimile or telecopy, in which case such notice shall be deemed given on the date it is sent. All notices which concern this Agreement shall be addressed as follows:

If to Borrowers:                     If to Lender:

Leapnet, Inc.                        American National Bank and Trust
420 West Huron                       Company of Chicago
Chicago, Illinois 60610              120 South LaSalle Street, 2nd Floor
Attn.: Stephen Campbell, CFO         Chicago, Illinois 60603
Fax No.:  (312) 528-2601             Attn:  Stacie L. Barnes
                                     Fax No.: (312) 661-3566

With a copy to:                      with a copy to:

Leapnet, Inc.                        Schiff Hardin & Waite
420 West Huron                       233 S. Wacker Drive, 6600 Sears Tower
Chicago, Illinois 60610              Chicago, Illinois 60606
Attn.: Robert C. Bramlette           Attn: Ralph M. Martire
       Chief Legal Officer           Fax No.: (312) 258-5700
Fax No.:  (312) 528-2998

      9.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender, all future holders of the Note and their respective successors and assigns, except that Borrowers may not assign, sell nor in any manner transfer any of their rights or obligations under this Agreement without the prior, written consent of Lender, which consent Lender may grant or withhold in its sole discretion. Borrowers' successors and assigns shall include, without limitation, a trustee, receiver or debtor-in-possession of or for Borrowers. Borrowers by executing this Agreement, consent to Lender's partition, sale, assignment, transfer or other disposition at any time or times subsequent to the Effective Date of this Agreement or any other Loan Documents or the Note, or of any portion thereof, including without limitation Lender's rights, titles, interests, remedies, Security Interests, powers or duties under any of the preceding. Borrowers authorize Lender to disclose to any assignee and any prospective assignee of Lender, any and all financial and other information in Lender's possession concerning Borrowers which has been delivered to Lender.

      9.5 Amendments, Waivers and Notice. No Loan Document nor any terms of this Agreement may be amended, supplemented, modified or waived except in writing signed by Borrowers and Lender. A party's attempted waiver, consent or authorization of any kind, whether required pursuant to the terms of this Agreement or granted pursuant to any breach or Default Event occurring under this Agreement or any other Loan Document shall not be effective or binding upon such party unless the same is in a written instrument which such party has signed. Any such waiver, consent or authorization shall be valid solely to the extent specifically set forth in such written instrument. In the case of any waiver, Borrowers and Lender shall be restored to their former position and rights under the applicable Loan Document and under the Note, and any Default Event waived shall be deemed cured and not continuing, but solely to the extent specifically set forth in such written instrument. No such waiver shall extend to any subsequent or other Default Event, or impair any right consequent thereon. No failure or delay by Lender or any holder of the Note to exercise any right, power or privilege under this Agreement or under any other Loan Document, and no course of dealing between Borrowers and Lender or the holder of the Note shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement or under any other Loan Document shall preclude any other or future exercise of the same or any other right, power or privilege. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or future notice or demand in similar or other circumstances or shall constitute a waiver of the rights of Lender or the holder of the Note to any other or future action in any circumstances without notice or demand.

      9.6 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

      9.7 Descriptive Headings. All section headings, titles and subtitles are inserted in this Agreement for convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

      9.8 Marshalling; Recapture. Lender shall not be under any obligation to marshall any assets in favor of Borrowers or any other party or against or in payment of any or all Obligations. To the extent Lender receives any payment by or on behalf of Borrowers, which payment, in whole or in part, subsequently is invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrowers or Borrowers' estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause of any Governmental Authority, then the amount so repaid shall be reinstated in full and shall be included within the Obligations of Borrowers to Lender as of the date such initial payment, reduction or satisfaction occurred.

      9.9 Prior Agreements Superseded. This Agreement supersedes any prior understandings, written agreements or oral arrangements among the parties which concerns the subject matter of this Agreement, including but not limited to the any commitment letters or other correspondence. Without limiting the generality of the preceding, this Agreement specifically supersedes and replaces the Prior Security Agreement and the Covenant Agreement in their entirety, said agreements being terminated as of the Effective Date and of no further force or effect. The terms of this Agreement shall govern if there is any conflict between this Agreement and: (i) the terms of any other Loan Document or the Note; and (ii) any other written instrument which concerns or affects the subject matter of this Agreement, unless such written instrument clearly states that Lender and Borrowers intended that such written instrument supersede this Agreement.

      9.10 Governing Law; Submission to Jurisdiction.

            (a) Applicable Law. THE LAWS OF THE STATE OF ILLINOIS (OTHER THAN THOSE PERTAINING TO CONFLICTS OF LAW) SHALL GOVERN ALL ASPECTS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE LOAN, IRRESPECTIVE OF THE FACT THAT ONE OR MORE OF THE PARTIES NOW IS OR MAY BECOME A RESIDENT OF A DIFFERENT STATE OR COUNTRY, AND WITHOUT REFERENCE TO OR INCLUSION OR APPLICATION OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS, SAID CONVENTION BEING EXPRESSLY EXCLUDED IN ITS ENTIRETY. THE PARTIES SHALL SUBMIT ALL DISPUTES WHICH ARISE UNDER THIS AGREEMENT TO STATE OR FEDERAL COURTS LOCATED IN THE CITY OF CHICAGO, ILLINOIS FOR RESOLUTION. THE PARTIES ACKNOWLEDGE THE AFORESAID COURTS HAVE EXCLUSIVE JURISDICTION OVER THIS AGREEMENT, AND SPECIFICALLY WAIVE ANY CLAIMS WHICH THEY MAY HAVE THAT INVOLVE JURISDICTION OR VENUE, INCLUDING BUT NOT LIMITED TO FORUM NON CONVENIENS. SERVICE OF PROCESS FOR ANY CLAIM WHICH ARISES UNDER THIS AGREEMENT SHALL BE VALID IF MAILED TO THE PARTY BEING SERVED, BY FIRST-CLASS MAIL, DHL, FEDERAL EXPRESS, UPS, OR ANOTHER INTERNATIONAL CARRIER, TO THE ADDRESSES AND AS OTHERWISE SET FORTH IN SECTION
9.3 ABOVE. IF SERVICE OF PROCESS IS MADE AS AFORESAID, THE PARTY SERVED AGREES THAT SUCH SERVICE SHALL CONSTITUTE VALID SERVICE, AND SPECIFICALLY WAIVES AND AGREES NOT TO PLEAD ANY OBJECTIONS THE PARTY SERVED MAY HAVE UNDER ANY STATE OR FEDERAL LAW OR RULE CONCERNING SERVICE OF PROCESS. SERVICE OF PROCESS IN ACCORDANCE WITH THIS SECTION SHALL BE IN ADDITION TO AND NOT TO THE EXCLUSION OF ANY OTHER SERVICE OF PROCESS METHOD LEGALLY AVAILABLE. BORROWERS AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. BORROWERS WAIVE PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED IN ANY

ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY LOAN DOCUMENTS. SHOULD BORROWERS FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, THEY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST BORROWERS AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

            (b) No Limit. Nothing in this Agreement shall limit the right of Lender, to the extent permitted by applicable law, to bring actions, suit or proceedings with respect to the Obligations under, or any other matter arising out of or in connection with, this Agreement, the Notes or any other Loan Document, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of any jurisdiction in which any office of Borrowers may be located, or any Collateral or other assets, properties or revenues of Borrowers may be found, or as Lender otherwise deems appropriate, or the right to effect service of process in any jurisdiction in any other manner permitted by law.

      9.11 Waiver of Trial by Jury and Bonds. BORROWERS IRREVOCABLY WAIVE ALL RIGHTS OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ASSOCIATED MATTER. EACH PARTY TO THIS AGREEMENT AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM WILL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT AS WRITTEN EVIDENCE OF THE WAIVER OF ALL RIGHTS TO TRIAL BY JURY BY ALL PARTIES TO THIS AGREEMENT. EACH BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH, OR LEVY UPON COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR ORDER ENTERED IN FAVOR OF LENDER INCLUDING SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDERS OR PERMANENT OR PRELIMINARY INJUNCTIONS.

      9.12 Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is ruled by a court with valid jurisdiction as prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement

      9.13 Waiver of Borrowers. Except as otherwise provided in this Agreement, Borrowers waive: (i) presentment, demand and protest, notice of protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, Accounts, contract rights, documents, instruments, Chattel Paper and guaranties at any time held by Lender on which Borrowers may in any way be liable and ratify and confirm whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement, extension and exemption laws. Each Borrower represents that it has been advised by counsel of its choice with respect to this Agreement.


      The parties have caused their duly authorized representatives to execute and deliver this Agreement as of the Effective Date.

American National Bank and                Leapnet, Inc., a
Trust Company of Chicago, a national      Delaware corporation
banking association

By:______________________________         By:_____________________________
Its:______________________________        Its:_____________________________


                     SUBSIDIARY SIGNATURES ON FOLLOWING PAGE

                              SUBSIDIARY SIGNATURES


   Leapnet I, Inc., a Delaware corporation Eagle Technology Partners, Inc., a Delaware corporation

   By:   /s/ STEPHEN T. GAMBILL           By:   /s/ STEPHEN T. GAMBILL
        -------------------------              -------------------------
   Its:    VP & CFO                             Its:    VP & CFO
           --------                                     --------


   The Leap Partnership, Inc.,            Leap Global Communications, Inc.,
   an Illinois corporation                a Delaware corporation

   By:   /s/ STEPHEN T. GAMBILL           By:   /s/ STEPHEN T. GAMBILL
        -------------------------              -------------------------
   Its:    VP & CFO                       Its:    VP & CFO
           --------                               --------


   Planet Leap, Inc., a Delaware corporation    YAR Communications, Inc.,
                                                a Delaware corporation

   By:   /s/ STEPHEN T. GAMBILL                 By:   /s/ STEPHEN T. GAMBILL
        -------------------------                    -------------------------
   Its:    VP & CFO                             Its:    VP & CFO
           --------                                     --------


   Quantum Leap Communications, Inc.,
   a Delaware corporation

   By:   /s/ STEPHEN T. GAMBILL
        -------------------------
   Its:    VP & CFO
           --------


   Bar TV, Inc., a Delaware corporation

   By:   /s/ STEPHEN T. GAMBILL
        -------------------------
   Its:    VP & CFO
           --------


   Tadpole Productions, Inc.,
   an Illinois corporation

   By:   /s/ STEPHEN T. GAMBILL
        -------------------------
   Its:    VP & CFO
           --------


   Lilypad Services, Inc., an Illinois corporation

   By:   /s/ STEPHEN T. GAMBILL
        -------------------------
   Its:    VP & CFO
           --------